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                                                                    Exhibit 4.14


                                                                  EXECUTION COPY







                         RECEIVABLES FINANCING AGREEMENT

                                      among

                     BANK ONE, TEXAS, NATIONAL ASSOCIATION,
                         in its capacity as Intermediary

                                       and

                      ATLANTIC ASSET SECURITIZATION CORP.`

                                       and

                          LYON SHORT TERM FUNDING CORP.

                                       and

                       CREDIT LYONNAIS NEW YORK BRANCH, as
        Lender, as Agent for the Lenders Party Hereto From Time to Time,
                   as Agent for Atlantic and as Agent for Lyon

                                       and

                   THE LENDERS PARTY HERETO FROM TIME TO TIME

                         Dated as of September 15, 1998


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                                TABLE OF CONTENTS

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
ARTICLE  1            DEFINITIONS.................................................................................2
         Section 1.1  Defined Terms...............................................................................2
         Section 1.2  Interpretation.............................................................................22
         Section 1.3  Accounting Terms...........................................................................22

ARTICLE  2            LOANS......................................................................................22
         Section 2.1  Atlantic and Lyon Programs; Commitment of the Lenders......................................22
                             (a)    Loans........................................................................22
                             (b)    Type of Loan.................................................................23
                             (c)    Extension of Termination Date................................................23
         Section 2.2  Borrowing Procedure........................................................................24
                             (a)    Notice.......................................................................24
                             (b)    Notice to Lenders; Funding of Loans..........................................25
                             (c)    Failure of Lender to Fund....................................................26
                             (d)    Voluntary Continuance/Conversion of Loans....................................26
         Section 2.3  Notes......................................................................................27
         Section 2.4  Interest...................................................................................28
                             (a)    Rates........................................................................28
                             (b)    Payment......................................................................28
                             (c)    Interest After an Event of Default and Maturity..............................28
                             (d)    Commercial Paper Interest....................................................28
         Section 2.5  Calculation of Interest....................................................................29
         Section 2.6  Prepayment.................................................................................29
                             (a)    Optional Prepayments.........................................................29
                             (b)    Mandatory Prepayments........................................................29
                             (c)    Application of Prepayments...................................................29
                             (d)    Interest on Prepayment.......................................................30
                             (e)    Collections and Payments on Designated Accounts and
                                            Assigned Special Default Payments....................................30
         Section 2.7  Repayment..................................................................................30
         Section 2.8  Program Limit and Commitment Adjustment....................................................30
                             (a)    Permanent Reduction..........................................................30
                             (b)    Temporary Increase or Reduction..............................................30
         Section 2.9  Manner of Payment..........................................................................31
         Section 2.10  Proration of Payments.....................................................................32
         Section 2.11  Fees......................................................................................33

ARTICLE  3            GRANT OF SECURITY INTEREST.................................................................33

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                            TABLE OF CONTENTS Cont'd

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         Section 3.1  Grant of Security Interest.................................................................33

ARTICLE  4            CONDITIONS PRECEDENT.......................................................................34
         Section 4.1  Conditions to Effective Date...............................................................34
         Section 4.2  Conditions Precedent to Each Loan and Loan
                             Continuance/Conversion..............................................................37

ARTICLE  5            REPRESENTATIONS AND WARRANTIES.............................................................38
         Section 5.1  Representations and Warranties of the Borrower.............................................38
                             (a)    Organization, Ownership, Power, Qualification................................38
                             (b)    Authorization; Enforceability................................................38
                             (c)    Compliance with Other Loan Documents and
                                            Contemplated Transactions............................................39
                             (d)    Compliance with Law..........................................................39
                             (e)    Title to Assets..............................................................39
                             (f)    Litigation...................................................................40
                             (g)    Financial Statements.........................................................40
                             (h)    Investment Company Act.......................................................40
                             (i)    Accuracy and Completeness of Information.....................................40
                             (j)    Repurchase Agreements........................................................40
                             (k)    Valid Lien...................................................................40
                             (l)    Relinquished Vehicles........................................................41

ARTICLE  6            GENERAL COVENANTS..........................................................................41
         Section 6.1  Preservation of Existence and Similar Matters..............................................41
         Section 6.2  Visits and Inspections.....................................................................41
         Section 6.3  Use of Proceeds............................................................................42
         Section 6.4  Accuracy and Completeness of Information...................................................42
         Section 6.5  Collateral Procedures......................................................................42
         Section 6.6  Compliance with Exchange Agreement.........................................................42
         Section 6.7  Qualified Intermediary.....................................................................42
         Section 6.8  Selection of Accounts......................................................................43

ARTICLE  7            INFORMATION COVENANTS......................................................................43
         Section 7.1  [Intentionally Omitted]....................................................................43
         Section 7.2  Annual Financial Statements and Information.  .............................................43
         Section 7.3  Borrowing Base Certificate.................................................................44
         Section 7.4  Collateral Verification....................................................................44
         Section 7.5  Compliance Certificates....................................................................44
         Section 7.6  Notice of Litigation and Other Matters.....................................................45
         Section 7.7  Repurchase Program Terms...................................................................46


                                       ii
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                            TABLE OF CONTENTS Cont'd


                                                                                                               Page
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         Section 7.8  Additional Information.....................................................................46
         Section 7.9  Forms and Notices..........................................................................46

ARTICLE  8            NEGATIVE COVENANTS.........................................................................46
         Section 8.1  Name Change; Address Change................................................................46
         Section 8.2  Amendments and Modifications...............................................................47
         Section 8.3  No Liens; Possession of Vehicles...........................................................47

ARTICLE  9            EVENTS OF DEFAULT..........................................................................47
         Section 9.1  Events of Default..........................................................................47
         Section 9.2  Remedies...................................................................................51

ARTICLE  10           THE AGENT..................................................................................52
         Section 10.1  Appointment and Authorization of Agent....................................................52
         Section 10.2  Agent Reliance, Etc.......................................................................52
         Section 10.3  CLNY and Affiliates.......................................................................53
         Section 10.4  Indemnification...........................................................................53
         Section 10.5  Successor Agent...........................................................................54
         Section 10.6  Responsibility Disclaimed.................................................................55
         Section 10.7  Credit Decision...........................................................................55

ARTICLE  11           CIRCUMSTANCES AFFECTING EURODOLLAR, ATLANTIC
                             OR LYON LOANS.......................................................................55
         Section 11.1  Inability to Determine Interest Rates, Etc................................................55
         Section 11.2  Increased Costs...........................................................................56
         Section 11.3  Illegality................................................................................56
         Section 11.4  Replacement Lenders.......................................................................57
         Section 11.5  Initial Lending Office; Change of Lending Office..........................................57
         Section 11.6  Funding Losses............................................................................58
         Section 11.7  Determinations............................................................................58

ARTICLE  12           MISCELLANEOUS..............................................................................58
         Section 12.1  Notices...................................................................................58
         Section 12.2  Expenses..................................................................................60
         Section 12.3  Waivers...................................................................................61
         Section 12.4  Assignment, Participation and Designation.................................................61
                             (a)    By the Borrower..............................................................61
                             (b)    By Atlantic, Lyon and the Lenders............................................61
                             (c)    Third Parties................................................................64
                             (d)    Pro Rata Sharing.............................................................64
         Section 12.5  Yield Equivalency.........................................................................64


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                            TABLE OF CONTENTS Cont'd


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         Section 12.6  Counterparts..............................................................................65
         Section 12.7  Governing Law: Consent to Jurisdiction....................................................65
         Section 12.8  Severability..............................................................................65
         Section 12.9  Headings..................................................................................66
         Section 12.10  Maximum Rate.............................................................................66
         Section 12.11  Entire Agreement.........................................................................66
         Section 12.12  Amendment and Waiver.....................................................................66
         Section 12.13  Indemnity................................................................................67
         Section 12.14  Other Relationships......................................................................67
         Section 12.15  Interpretation...........................................................................67
         Section 12.16  Confidentiality..........................................................................68
         Section 12.17  Limited Recourse.........................................................................68
         Section 12.18  No Proceedings against Atlantic or Lyon..................................................68
         Section 12.19  No Proceedings against AESOP Leasing.....................................................69

ARTICLE  13           WAIVER OF JURY TRIAL.......................................................................69
         Section 13.1  Waiver of Jury Trial......................................................................69




                                       iv
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                            TABLE OF CONTENTS Cont'd


EXHIBITS

Exhibit A - Form of Assignment Agreement
Exhibit B - Form of Borrowing Base Certificate
Exhibit C - Form of Note
Exhibit D - Form of Representation and Covenant Letter
Exhibit E - Form of Request for Loan
Exhibit F - Form of Notice of Continuance/Conversion
Exhibit G - Form of Compliance Certificate
Exhibit H-1 - Form of Administrator Borrowing Date Certificate
Exhibit H-2 - Form of AESOP Borrowing Date Certificate
Exhibit I-1 - Form of Opinion of Counsel to the Borrower
Exhibit I-2 - Forms of Opinions of Counsel to AESOP Leasing and ARAC

Schedules

Schedule 2.1(a)  -  Commitments
Schedule 7.9     -  Exchange Accounts
Schedule 12.1    -  Notices



                                        v
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                         RECEIVABLES FINANCING AGREEMENT


      THIS RECEIVABLES FINANCING AGREEMENT executed and entered into as of September 15, 1998 (as amended, supplemented or otherwise modified and in effect from time to time, the "AGREEMENT") by and among ATLANTIC ASSET SECURITIZATION CORP. (hereinafter, together with its successors and assigns, "ATLANTIC"), LYON SHORT TERM FUNDING CORP. (hereinafter, together with its successors and assigns, "LYON"), CREDIT LYONNAIS NEW YORK BRANCH in its individual capacity (hereinafter, together with its successors and assigns, "CLNY"), and CLNY in its capacity as (i) agent for itself and the other Lenders which are signatories hereto (hereinafter, together with its successors and assigns, in such capacity, the "AGENT"), and as (ii) agent for Atlantic (hereinafter, together with its successors and assigns, in such capacity, the "ATLANTIC AGENT"), and as (iii) agent for Lyon (hereinafter, together with its successors and assigns, in such capacity, the "Lyon Agent"), the other Lenders which are signatories hereto, including CLNY, and BANK ONE, TEXAS, NATIONAL ASSOCIATION, a national banking association, as Intermediary (as defined below) (hereinafter, together with its successors and assigns, the "BORROWER"). Each initially capitalized term used herein and not otherwise defined shall have the meaning assigned thereto in
Article 1 hereof.

                              W I T N E S S E T H:

      WHEREAS, the Borrower has entered into a Master Exchange Agreement (as amended, modified or supplemented from time to time in accordance with the terms thereof and hereof, the "EXCHANGE AGREEMENT") with AESOP Leasing L.P. ("AESOP Leasing") pursuant to which the Borrower has agreed to act in the capacity of Intermediary (as defined in the Exchange Agreement), with respect to certain exchanges of Vehicles owned by, or to be acquired by, AESOP Leasing from time to time, which transactions are intended to qualify for nonrecognition of gain or loss under Code Section 1031 and the regulations thereunder;

      WHEREAS, in performing its duties and obligations as the Intermediary under the Exchange Agreement, on the terms and subject to the conditions of the Exchange Agreement, the Borrower shall transfer Relinquished Vehicles to certain automobile manufacturers, automobile auctions and/or other third parties and purchase Replacement Vehicles from certain automobile manufacturers and/or dealers;

      WHEREAS, in order to effect such purchases, in addition to any amounts paid to the Borrower by certain automobile manufacturers to purchase Relinquished Vehicles, or any other amounts transferred to the Borrower by AESOP Leasing, the Borrower, from time to time, may require additional liquidity in order to finance such purchases and thereby perform its duties as Intermediary in a timely manner;


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         WHEREAS, the Borrower therefore has requested Atlantic, Lyon and the
Lenders to make Loans, from time to time, to the Borrower on the terms and subject to the conditions set forth herein, the proceeds of which shall be used solely to purchase Replacement Vehicles on the terms and subject to the conditions of the Exchange Agreement; and

         WHEREAS, Atlantic, Lyon and the Lenders are willing to make Loans to the Borrower on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the agreements set forth herein and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Agent, the Atlantic Agent, the Lyon Agent, Atlantic, Lyon, CLNY, the other Lenders and the Borrower, intending to be legally bound, hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         SECTION 1.1 DEFINED TERMS. In addition to the terms defined elsewhere in this Agreement, the following terms when used in this Agreement, including its preamble and recitals, shall be a part of this Agreement, and, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

         "ACCOUNTS" shall mean any and all rights to payment, including, without limitation, accounts (as defined in the UCC) or other contract rights, due from a Manufacturer and payable to the Borrower in respect of the repurchase price for Relinquished Vehicles transferred to the Borrower in its capacity as Intermediary pursuant to the Exchange Agreement, which Relinquished Vehicles have been tendered by or on behalf of the Borrower and accepted by such Manufacturer under and in accordance with the applicable Repurchase Agreement.

         "ADMINISTRATION AGREEMENT" shall mean the Amended and Restated Administration Agreement, dated as of September 15, 1998, between the Administrator, AESOP Funding II L.L.C., AESOP Leasing, AESOP Leasing Corp. II and the Trustee, as in effect on the date hereof or as from time to time amended, supplemented or modified in accordance with the terms thereof and, if the amendment, modification or supplement relates to or affects any Collateral, the Exchange Agreement, the Intercreditor Agreement or any other Loan Document (including, in any event, any of the reporting or other duties or obligations of the Administrator pursuant to or in connection with any of the foregoing), with the prior written consent of the Agent and the Majority Lenders.

         "ADMINISTRATOR" shall mean ARAC, in its capacity as administrator under the Administration Agreement.

         "ADMINISTRATOR BORROWING DATE CERTIFICATE" shall mean a certificate in the form of EXHIBIT H-1 attached hereto with the appropriate information inserted therein.


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         "AESOP BORROWING DATE CERTIFICATE" shall mean a certificate in the form of EXHIBIT H-2 attached hereto with the appropriate information inserted therein.

         "AESOP LEASING" shall have the meaning ascribed to such term in the recitals to this Agreement.

         "AFC-II" shall mean AESOP Funding II L.L.C., a Delaware limited liability company.

         "AFFILIATE" shall mean, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a partner, director, officer or five percent (5%) or more shareholder or other equity holder of such Person.

         "AGENT" shall mean CLNY in its capacity as agent for the Lenders hereunder, and any successor designated in accordance with SECTION 10.5 hereof.

         "AGENT TRUST ACCOUNT" shall mean a trust account maintained at the Borrower or another financial institution acceptable to the Agent, the Atlantic Agent and the Lyon Agent in trust solely for the Agent for the benefit of Atlantic, Lyon and the Lenders established and maintained on terms satisfactory to each such agent, into which collections on Designated Accounts are held in trust solely for the Agent for the benefit of Atlantic, Lyon and the Lenders prior to application thereof to the payment of the applicable Obligations. Initially, the Agent Trust Accounts shall be the Lender Trust Accounts (as defined in the Exchange Agreement) established and maintained by the Borrower within its corporate trust department in accordance with Section V of the Exchange Agreement.

         "AGENT'S OFFICE" shall mean the office of the Agent located at 1301 Avenue of the Americas, New York, New York 10019-6022 or such other office as may be designated pursuant to the provisions of SECTION 12.1 hereof.

         "AGREEMENT" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

         "ALTERNATE REFERENCE RATE" shall mean, for any day, a fluctuating rate per annum equal to the greater of (a) the Reference Rate in effect on such day or (b) a rate per annum (rounded upward to the next highest one-eighth of one percent (1/8%) if not already an integral multiple of one-eighth of one percent (1/8%)) equal to the Federal Funds Effective Rate in effect on such day plus one-half of one percent (1/2%) per annum. If for any reason the Agent shall have determined (which determination shall be conclusive in the absence of manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason (including, without limitation, the inability or failure of the Agent to obtain sufficient bids or publications in accordance with the terms hereof), the Alternate Reference Rate shall be a fluctuating rate per annum equal to the Reference Rate in effect from time to time until the circumstances giving rise to such inability no longer exist.

         "APPLICABLE LAW" shall mean, in respect of any Person, all provisions of constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person, now in effect or as hereafter amended, modified, enacted or in effect, and all orders and

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decrees of all courts and arbitrators in proceedings or actions to which the
Person in question is a party or by which it or any of its property is bound from time to time.

         "APPLICABLE MARGIN" shall mean, in the case of either the Alternate Reference Rate or the Interbank Rate (Adjusted), 75 basis points per annum above such rate in effect from time to time.

         "ARAC" shall mean Avis Rent A Car System, Inc., a Delaware corporation.

         "ARC" shall mean Avis Rent A Car, Inc., a Delaware corporation.

         "ASSIGNED SPECIAL DEFAULT PAYMENTS" shall have the meaning ascribed to such term in the Exchange Agreement.

         "ASSIGNMENT AGREEMENT" shall mean an Assignment Agreement substantially in the form of EXHIBIT A attached hereto with the appropriate information inserted therein.

         "ASSIGNOR LENDER" shall have the meaning ascribed to such term in
SECTION 12.4 hereof.

         "ATLANTIC" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

         "ATLANTIC AGENT" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

         "ATLANTIC LIQUIDITY AGREEMENT" shall mean that certain Liquidity Loan Agreement, dated as of the date hereof, by and among CLNY, as a lender, other banks from time to time party thereto, CLNY, as agent for itself and the other banks, Atlantic, and CLNY, as agent for Atlantic, as from time to time amended, supplemented or modified in accordance with its terms, or any replacement or successor agreement thereto.

         "AUTHORIZED SIGNATORY" of any Person shall mean the president, the chief financial officer and such other specified officers or other senior personnel of such Person as may be duly authorized and designated in writing by resolution of the board of directors of such Person to execute documents, agreements, certificates and instruments on behalf of such Person.

         "AVIS CREDIT AGREEMENT" shall mean the $470,000,000 Credit Agreement, dated as of July 30, 1997, among ARC, ARAC, the financial institutions from time to time party thereto, The Chase Manhattan Bank, as administrative agent, and Lehman Commercial Paper Inc., as syndication agent, or any replacement or successor agreement thereto, as from time to time amended, supplemented or modified in accordance with its terms.

         "BANKING ARRANGEMENTS" shall mean, as now in effect or hereafter amended, modified or supplemented, (a) the agreements of Atlantic, Lyon, the Lenders and the Borrower set forth in this Agreement and the transactions contemplated hereby, including, without limitation, (i) any offer or commitment to extend credit or to extend any other financial accommodation, (ii) any issuance, extension or maintenance of any of the foregoing, and (iii) any pledge, purchase or carrying of any

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obligation of or for the benefit of the Borrower, and (b) any participation agreement or similar arrangement entered into in connection with the foregoing.

         "BORROWER" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

         "BORROWING BASE" shall mean, at any time with respect to any Loan, an amount equal to the sum of (1) one hundred percent (100%) of the aggregate amount of immediately available U.S. Dollars held in the applicable Agent Trust Account representing collections on the Related Designated Eligible Accounts for such Loan received on or after the date of the making of such Loan plus (2) ninety-three percent (93%) of the aggregate amount of the Related Designated Eligible Accounts for such Loan (eighty-five percent (85%) of the portion of the aggregate amount of the Related Designated Eligible Accounts for such Loan which are owing by a Manufacturer or Manufacturers whose short term rating by either S&P or Moody's is below A-1 or P-1, as the case may be (such portion of the aggregate amount of the Related Designated Eligible Accounts for such Loan, the "Reduced Advance Rate Portion")); PROVIDED, HOWEVER, that, in the event Vehicle Disposition Setoffs are at any time in excess of 2.5%, the amount in this clause
(2) shall be equal to the sum of (A) the product of (x) ninety-three percent (93%) less a percentage number equal to two times the excess of the applicable Vehicle Disposition Setoff over 2.5% and (y) the aggregate amount of the Related Designated Eligible Accounts for such Loan (other than the Reduced Advance Rate Portion thereof for such Loan) plus (B) the product of (x) eighty-five percent (85%) less a percentage number equal to two times the excess of the applicable Vehicle Disposition Setoff over 2.5% and (y) the aggregate amount of the Reduced Advance Rate Portion for such Loan; PROVIDED, FURTHER, that, once a downward adjustment in the Borrowing Base pursuant to the foregoing proviso is effected, an upward adjustment shall not be permitted unless Vehicle Disposition Setoffs shall be maintained at a level below 2.5% for four (4) consecutive weeks. For purposes of calculating the Borrowing Base for any Loan, the aggregate amount of the Related Designated Eligible Accounts for such Loan shall be deemed reduced by the Estimated Vehicle Disposition Setoff Amounts for the Group of Relinquished Vehicles relating to such Loan and if such Related Designated Eligible Accounts are owing by more than one Manufacturer, such Estimated Vehicle Disposition Setoff Amounts shall be allocated to each such Manufacturer as provided in the Borrowing Base Certificate delivered to the Agent in connection with the making of such Loan (or if not so provided, based upon the proportion of the Related Designated Eligible Accounts for such Loan owing by each Manufacturer on the date of the making of such Loan to the aggregate of the Related Designated Eligible Accounts for such Loan owing by all Manufacturers on the date of the making of such Loan). Notwithstanding the foregoing, solely for purposes of determining whether or not the Outstanding Credit exceeds the aggregate Borrowing Base for all outstanding Loans (including, without limitation, under the proviso at the end of SECTION 2.1(A) or under any of SECTIONS 2.6(B), 2.8(A), 2.8(B), 4.2(D) OR 7.3 hereof, under SECTION 8(D) of any Request for Loan or under SECTION 4(D) of any Notice of Continuance/Conversion) at a time when the amount of the Outstanding Credit is the aggregate Face Amount of Atlantic's and Lyon's related outstanding commercial paper notes (and not the aggregate principal amount of all outstanding Loans), references in this defined term to ninety-three percent (93%) or eighty-five percent (85%) shall instead be references to ninety-five percent (95%) or eighty-seven percent (87%), respectively.

         "BORROWING BASE CERTIFICATE" shall mean a certificate in the form of EXHIBIT B attached hereto with the appropriate information inserted therein.

         "BUSINESS DAY" shall mean a day on which banks are not authorized or required to be closed in New York, New York or Dallas, Texas.

         "CAPITALIZED LEASE OBLIGATION" shall mean that portion of any obligation of a Person as lessee under a lease which at the date of determination would be required to be capitalized on the balance sheet of such lessee in accordance with GAAP.

         "CHANGE IN CONTROL" shall mean any of the following events:

         (a) with respect to AESOP Leasing, either ARAC shall fail at any time to own, directly or indirectly, all of the partnership interests (general or limited) of AESOP Leasing or ARAC shall cease at any time to be the Administrator of AESOP Leasing;

         (b) with respect to ARAC, either ARC shall fail at any time to own, beneficially and of record, all of the capital stock of ARAC or ARC shall fail at any time to have the right or ability to elect or designate for election a majority of the board of directors of ARAC;

         (c) with respect to ARC, (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), other than Cendant Corporation ("Cendant") or any subsidiary of Cendant, (x) of shares representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of ARC at a time when Cendant in the aggregate beneficially, directly or indirectly, owns shares of such capital stock having at least 20% of such voting power and (y) of shares representing more than 30% otherwise; (ii) occupation of a majority of the seats (other than vacant seats) on the board of directors of ARC by Persons who were neither (x) nominated by the board of directors of ARC nor (y) appointed by directors so nominated; or (iii) the acquisition of direct or indirect Control of ARC by any Person or group other than Cendant and its subsidiaries; or

         (d) without limiting the foregoing clause (c), a "Change in Control" (as defined in the Avis Credit Agreement) shall occur.

         "CLAIMS" shall have the meaning ascribed to such term in SECTION 12.13 hereof.

         "CLNY" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

         "CODE" shall mean the provisions of, and regulations under, the Internal Revenue Code of 1986, as from time to time amended.

         "COLLATERAL" shall have the meaning ascribed to such term in SECTION
3.1 hereof.

         "COLLECTION ACCOUNT" shall have the meaning ascribed to such term in the Indenture.

         "COMMITMENT" shall mean a Lender's commitment to make Loans pursuant to this Agreement, in the maximum amount for each Lender as set forth opposite each Lender's name on SCHEDULE 2.1(A) attached hereto, as the same may be amended, modified or supplemented from time to time, or in the Assignment Agreement pursuant to which it became a Lender, and as such Commitment may be reduced or revised from time to time pursuant to this Agreement. "COMMITMENTS" with respect to all of the Lenders means the aggregate amount of all Commitments of all of the Lenders. At no time shall the aggregate Commitments exceed the Program Limit, which, in any event, shall not be in excess of an aggregate amount of $200,000,000 at any time.

         "COMMITMENT PERCENTAGE" shall mean, for any Lender as of any date, the amount obtained by dividing such Lender's Commitment on such date by the total Commitments of all Lenders on such date. As of the date of this Agreement, the Commitment Percentage for each Lender is as set forth on SCHEDULE 2.1(A) attached hereto.

         "CONTROL" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto.

         "DEFAULT" shall mean the occurrence of any event, act or condition specified in SECTION 9.1 hereof which, with the passage of time or the giving of notice or both, would constitute an Event of Default.

         "DEFAULT RATE" shall mean a rate per annum equal to two percent (2%) in excess of the Alternate Reference Rate from time to time in effect.

         "DESIGNATED ACCOUNTS" shall mean all Accounts that the Borrower designates in a notice of borrowing for a Loan, delivered pursuant to SECTION 2.2(A) hereof, against which such Loan is requested to be made.

         "DESIGNATED ELIGIBLE ACCOUNTS" shall mean those Designated Accounts that the Borrower designates in the notice of borrowing for a Loan, delivered pursuant to SECTION 2.2(A) hereof, against which such Loan is requested to be made that constitute Eligible Accounts; PROVIDED, that in no event shall Designated Accounts be Designated Eligible Accounts with respect to a particular Loan unless (i) the obligor on all such Designated Accounts is the same Manufacturer (except as otherwise agreed to in writing by the Agent, the Atlantic Agent and the Lyon Agent) and (ii) the Designated Accounts designated by the Borrower in the notice of borrowing for the Loan requested in such notice constitute all Accounts which are outstanding on or after the date of the making of such Loan arising in connection with the Vehicles comprising one Group of Relinquished Vehicles in its entirety (which shall be the Group of Relinquished Vehicles identified in the notice of borrowing for such Loan) and not with respect to (x) a portion of any Group of Relinquished Vehicles or (y) more than one Group of Relinquished Vehicles.

         "DOLLARS", "U.S.$", "$" and "U.S. DOLLARS" shall mean the lawful currency of the United States of America.

         "DOMESTIC LENDING OFFICE" shall mean, with respect to each Lender, the office specified under the name of the Lender on the signature pages hereof or in the Assignment Agreement pursuant to which it became a Lender and, for purposes of SECTION 12.1 hereof, references to a "Lender" shall be deemed to include a reference to the applicable Lending Office. A Lender may from time to time designate separate Domestic Lending Offices for its Domestic Loans, in which case all references to the Domestic Lending Offices shall be deemed to refer to either or both of such Offices, as the context may require.

         "DOMESTIC LOAN" shall mean any Loan the interest on which is, or is to be, as the context may require, computed on the basis of the Alternate Reference Rate in accordance with SECTION 2.4 hereof, and which shall be in an amount equal to $500,000 or more, except for a Domestic Loan pursuant to the proviso in
SECTION 2.1(A)(II) hereof.

         "EFFECTIVE DATE" shall have the meaning ascribed to such term in
SECTION 4.1 hereof.

         "ELIGIBLE ACCOUNTS" shall mean all Accounts of the Borrower owing by any Manufacturer; provided that, notwithstanding the foregoing, in no event shall an Eligible Account include any Account:

         (a) with respect to which more than 90 days have elapsed since the first day of the Identification Period with respect to any Group of Relinquished Vehicles which includes any Relinquished Vehicle the sale of which gave rise to any portion of such Account;

         (b) with respect to which, in whole or in part, a check, promissory note, or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason;

         (c) as to which an Event of Bankruptcy has occurred with respect to the Manufacturer on such Account;

         (d) owing by a Manufacturer, if twenty-five percent (25%) or more of the aggregate Dollar amount of outstanding Accounts owed at such time by such Manufacturer is classified as ineligible under one or more of criteria (a), (b),
(e), (i) or (j) set forth herein;

         (e) with respect to which (or with respect to any Relinquished Vehicle which gave rise to all or any portion of such Account) any of the representations, warranties, covenants or agreements contained in any Loan Document are not or have ceased to be complete and correct or have been breached;

         (f) (i) which is not subject to the grant of a security interest in favor of the Agent for the benefit of Atlantic, Lyon and the Lenders, (ii) for which (1) the Borrower, as Intermediary, has not executed and delivered to the Agent a UCC-1 financing statement covering such Account, (2) the foregoing financing statement has not been filed in the proper governmental office in order to perfect security interests granted by the Borrower in accounts (as defined in the UCC) or (3) the foregoing financing statement is not the first financing statement covering such Account filed in such governmental office against the Borrower, as Intermediary, or (iii) as to which any Person (including, without limitation, a court or other Governmental Authority) has claimed, alleged or held that the Agent does not have a first priority and perfected security interest therein;

         (g) of a Manufacturer whose short term rating shall be reduced by either S&P or Moody's to a rating below A-2 or P-2, as the case may be, or whose long term public senior unsecured debt securities rating shall be reduced by either S&P or Moody's to a rating below BBB+ or BAA1, as the case may be;

         (h) which arose in whole or in part from the sale of any Vehicle which was owned at any time by Grand Rent A Car Corp. or which was at any time subject to the Finance Lease (as such term is defined in the Indenture);

         (i) which arose in whole or in part from the sale of any Vehicle (1) as to which no Transfer Notice was delivered to the Borrower and the relevant Manufacturer, (2) as to which all of the conditions for the effectiveness of the transfer of such Vehicle to the Borrower pursuant to the Exchange Agreement (including, without limitation, Section 3.1 thereof) have not been satisfied ,
(3) as to which the transfer thereof to the Intermediary pursuant to the Exchange Agreement was rescinded, (4) as to which AESOP Leasing, any Manufacturer or any other Person claims, alleges or holds that the Borrower did not have the right or authority to sell to the relevant Manufacturer, (5) which was not eligible for repurchase in accordance with the terms of the relevant Repurchase Agreement, (6) which was not transferred to the Borrower from AESOP Leasing pursuant to and in accordance with the terms of the Exchange Agreement together with all related transferred rights under the relevant Repurchase Agreement with respect thereto, in each instance, free and clear of any and all Liens, (7) to which, immediately prior to the transfer or purported transfer thereof by AESOP Leasing to the Borrower, AESOP Leasing or its nominee did not have valid title or AESOP did not have valid title to any rights related thereto under the relevant Repurchase Agreement intended to be assigned to the Borrower with such Vehicle or (8) which is not a Program Vehicle (as defined in the Indenture);

         (j) which is not the valid and enforceable obligation of the relevant Manufacturer to pay in accordance with the terms of the relevant Repurchase Agreement without setoff, counterclaim or deduction except as expressly permitted by such Repurchase Agreement or as to which the relevant Manufacturer denies liability in whole or in part to the Borrower for such Account except for reductions in liability due to excess mileage or damage to any Vehicle which gave rise to such Account;

         (k) which, unless otherwise consented to in writing by the Agent , the Atlantic Agent and the Lyon Agent, does not arise from the sale of a Vehicle that was leased to ARAC immediately prior to its transfer to the Intermediary; or

         (l) which is a Reconveyed Receivable (as defined in the Indenture).

         If any Account at any time ceases to be an Eligible Account by reason of any of the foregoing exclusions, then such Account shall immediately and without notice or any other action be excluded from the calculation of any Borrowing Base.

         "ESTIMATED VEHICLE DISPOSITION SETOFF AMOUNTS" shall mean the amounts estimated by the Administrator in the applicable Borrowing Base Certificate(s) as the amounts to be deducted by

Manufacturers as setoffs for Vehicle damage, excess mileage or otherwise from the purchase price receivable by the Borrower for Relinquished Vehicles. Once an estimate is first established by the Administrator with respect to a Group of Relinquished Vehicles in a Borrowing Base Certificate, such estimate shall not be modified in such or any other Borrowing Base Certificate.

         "EUROCURRENCY RESERVE REQUIREMENT" shall mean, with respect to any Eurodollar Loan for any Interest Period, a percentage equal to the daily average during such Interest Period of the percentages in effect on each day of such Interest Period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor), for determining the aggregate maximum reserve requirements (including all basic, supplemental, marginal and other reserves) applicable to "Eurocurrency liabilities" pursuant to Regulation D or any other then applicable regulation of such Board of Governors which prescribes reserve requirements applicable to "Eurocurrency liabilities", as presently defined in Regulation D. Without limiting the effect of the foregoing, the Eurocurrency Reserve Requirement shall reflect any other reserves required to be maintained by the Agent against (a) any category of liabilities that includes deposits by reference to which the Interbank Rate (Adjusted) is to be determined, or (b) any category of extensions of credit or other assets that includes Eurodollar Loans. For purposes of this Agreement, any Eurodollar Loans hereunder shall be deemed to be "Eurocurrency liabilities", as defined in Regulation D, and, as such, shall be deemed to be subject to such reserve requirements without the benefit of, or credit for, proration, exceptions or set-offs which may be available to any Lender from time to time under Regulation D.

         "EURODOLLAR BUSINESS DAY" shall mean any Business Day on which dealings in Dollar deposits are carried on in the relevant interbank market and on which commercial banks are open for business (including dealings in Dollar deposits) in the jurisdiction in which such interbank market is located. For purposes of this definition, the relevant interbank market shall be New York or such other interbank market as the Agent shall designate by notifying the Borrower.

         "EURODOLLAR LENDING OFFICE" shall mean, with respect to each Lender, the branch or office at which Eurodollar Loans are to be made and maintained and, for purposes of SECTION 12.1 hereof, references to a "Lender" shall be deemed to include a reference to the applicable Lending Office.

         "EURODOLLAR LOAN" shall mean any Loan the interest on which is, or is to be, as the context may require, computed on the basis of the Interbank Rate (Adjusted) and which shall be in an amount equal to $2,000,000 or an integral multiple thereof, except for a Eurodollar Loan which is made pursuant to the proviso in SECTION 2.1(A)(II) hereof.

         "EVENT OF DEFAULT" shall mean the occurrence or existence of any event, fact, act or condition specified in SECTION 9.1 hereof, PROVIDED that any requirement for notice or lapse of time, or both, has been satisfied.

         "EVENT OF BANKRUPTCY" shall be deemed to have occurred with respect to a Person if:

         (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court or other Governmental Authority, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or any substantial part of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

         (b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors; or

         (c) the board of directors of such Person (if such Person is a corporation or similar entity) or other management or governing body of such Person (if such Person is not a corporation or similar entity) shall vote to implement any of the actions set forth in CLAUSE (B) above.

         "EXCHANGE ACCOUNT" shall mean each trust account (including AESOP Trust Accounts and Lender Trust Accounts (as defined in the Exchange Agreement)) maintained by the Borrower into which the Borrower, pursuant to the Exchange Agreement, makes deposits of funds or property, other than Vehicles, including all funds and monies contained in such trust accounts at any time and all investments made from such trust accounts.

         "EXCHANGE AGREEMENT" shall have the meaning ascribed to such term in the recitals to this Agreement.

         "EXCHANGE PERIOD" shall have the meaning ascribed to such term in the Exchange Agreement.

         "FACE AMOUNT" shall mean, with respect to outstanding commercial paper notes issued by Atlantic or Lyon, (a) the face amount of any such commercial paper notes issued on a discount basis, and (b) the principal amount of, plus the amount of all interest accrued and to accrue thereon to the stated maturity date of, any such commercial paper notes issued on an interest-bearing basis.

         "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three (3) Federal funds brokers of recognized standing selected by it. In the case of a day which is not a Business Day, the Federal Funds Effective Rate for such day shall be the Federal Funds Effective Rate for the next preceding Business Day. For purposes of this Agreement and the Notes, each change in the Alternate Reference Rate due to a change in the Federal Funds Effective Rate shall take effect on the effective date of such change in the Federal Funds Effective Rate.

         "FEE LETTER" shall mean that certain letter, dated as of the date hereof, by and between the Borrower and the Agent pursuant to which the Borrower has agreed to pay certain fees in connection with this Agreement, as the same may be amended or modified from time to time.

         "GAAP" shall mean generally accepted accounting principles which are applicable to the facts and circumstances on the applicable date of determination.

         "GM" shall mean General Motors Corporation, a Delaware corporation.

         "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "GROUP OF RELINQUISHED VEHICLES" shall mean one or more Relinquished Vehicles grouped together by AESOP Leasing in accordance with Section 3.1 of the Exchange Agreement.

         "IDENTIFICATION PERIOD" shall have the meaning ascribed to such term in the Exchange Agreement.

         "INDEBTEDNESS" shall mean, with respect to any Person, (a) all items which, in accordance with GAAP, would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person,
(b) all obligations of such Person with respect to letters of credit or drawings thereunder, and (c) to the extent not otherwise included, all Capitalized Lease Obligations of such Person.

         "INDEBTEDNESS FOR MONEY BORROWED" shall mean, with respect to any Person, all money borrowed and Indebtedness represented by notes payable and drafts accepted representing extensions of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments (including, without duplication, reimbursement obligations in respect of letters of credit issued in connection with other Indebtedness), all Indebtedness with respect to letters of credit or drawings thereunder, all Indebtedness upon which interest charges are customarily paid, and all Indebtedness issued or assumed as full or partial payment for property or services, whether or not any such notes, drafts, obligations or Indebtedness represent Indebtedness for money borrowed. For purposes of this definition, interest which is accrued but not paid on the original due date or within any applicable cure or grace period as provided by the underlying contract for such interest shall be deemed Indebtedness for Money Borrowed.

         "INDENTURE" shall mean the Amended and Restated Base Indenture, dated as of July 30, 1997, by and between AESOP Funding II L.L.C., as Issuer, and Harris Trust and Savings Bank, as Trustee, as amended by Supplemental Indenture No. 1 dated as of July 31, 1998 and Supplemental Indenture No. 2 dated as of September 15, 1998, and as from time to time further amended, supplemented or modified in accordance with its terms with the prior written consent of the Agent and the Majority Lenders if such amendment, supplement or modification relates to Assigned Special Default Payments, Special Service Charges, Relinquished Vehicles, any Relinquished Vehicle Property (as defined in the Indenture), any other Collateral (as defined herein), the Exchange Agreement or any Loan Documents.

         "INTERBANK RATE" shall mean, with respect to each Interest Period for a Eurodollar Loan, the rate per annum at which Dollar deposits in immediately available funds are offered to the Agent two (2) Eurodollar Business Days prior to the beginning of such Interest Period by major banks in the interbank Eurodollar market at or about 10:00 a.m. (New York City time), for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount equal to the amount of the Eurodollar Loan to be outstanding during such Interest Period.

         "INTERBANK RATE (ADJUSTED)" shall mean, with respect to each Interest Period for a Eurodollar Loan, a rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:

             Interbank Rate          Interbank Rate
               (Adjusted)      =     --------------
                                     1-Eurocurrency Reserve Requirement

         "INTERCREDITOR AGREEMENT" shall mean the Intercreditor Agreement, dated as of the date hereof, by and among AESOP Leasing, ARAC, the Borrower, the Agent, the Trustee and AESOP Funding II L.L.C., a special purpose limited liability company established under the laws of Delaware, as the same may be amended, restated, supplemented or modified from time to time in accordance with the provisions thereof.

         "INTEREST PERIOD" shall mean, with respect to any Loan by Atlantic or Lyon, as the case may be, any period not exceeding 30 days selected by the Borrower and approved by the Atlantic Agent or the Lyon Agent, respectively; with respect to any Domestic Loan, a period commencing on the date such Loan is made, or is converted from a Eurodollar Loan or is continued as a Domestic Loan and ending on such date as the Agent, the Atlantic Agent, the Lyon Agent or the Lenders, as applicable, may agree from time to time; or with respect to any Eurodollar Loan, a period commencing on the date such Loan is made, or is converted from a Domestic Loan or is continued as a Eurodollar Loan, and ending on the date one (1) month thereafter, or such other date as the Agent, the Atlantic Agent, the Lyon Agent or the Lenders, as applicable, may otherwise agree to from time to time, except that: (a) any Interest Period relating to a Eurodollar Loan which would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day, unless such next succeeding Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day; (b) any Interest Period relating to a Eurodollar Loan which begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month in which such Interest Period ends) shall, subject to CLAUSES (C) AND (D) below, end on the last Eurodollar Business Day of a calendar month; (c) any Interest Period which begins prior to the Termination Date and which would otherwise end after the Termination Date shall end on the Termination Date; and (d) if any Interest Period applicable to a Eurodollar Loan would, by virtue of CLAUSE (C) above, be less than one month, such Loan shall be made as a Domestic Loan.

         "INTERMEDIARY" shall have the meaning ascribed to such term in the Exchange Agreement.

         "IRS" shall mean the Internal Revenue Service.

         "LENDERS" shall mean, collectively, those financial institutions which are signatories hereto (other than Atlantic and Lyon) and any assignees of any Lenders which hereafter become parties hereto pursuant to and in accordance with
SECTION 12.4 hereof and "LENDER" shall mean any one of the Lenders.

         "LENDING OFFICES" shall mean the Domestic Lending Office or the Eurodollar Lending Office or both.

         "LIEN" shall mean, with respect to any property, any mortgage, lien, pledge, assignment, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other encumbrance of any kind in respect of such property, whether or not choate, vested or perfected.

         "LOAN DOCUMENTS" shall mean, without limitation, this Agreement, the Notes, the Intercreditor Agreement, the Fee Letter, all Requests for Loans, the Representation and Covenant Letters, each Administrator Borrowing Date Certificate, each AESOP Borrowing Date Certificate and all Borrowing Base Certificates, each as amended, modified or supplemented from time to time, and all other documents, instruments, certificates and agreements executed or delivered in connection with or contemplated by this Agreement.

         "LOANS" shall have the meaning ascribed thereto in SECTION 2.1(A) hereof. Notwithstanding anything to the contrary set forth herein, "Loans" shall mean all Loans made by Atlantic, Lyon (whether or not still owned by Atlantic or Lyon, respectively) and by any Lender, or if the context requires, all Lenders. "DOMESTIC" and "EURODOLLAR," as applied to a Loan, shall mean a Loan the interest on which is, or is to be, as the context may require, computed, as provided in SECTION 2.4(A) hereof, on the basis of, respectively, the Alternate Reference Rate and the Interbank Rate (Adjusted), and a Loan of a "TYPE" shall mean a Loan that bears, or is to bear, as the context may require, interest at one of such rates.

         "LYON" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

         "LYON AGENT" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

         "LYON LIQUIDITY AGREEMENT" shall mean that certain Liquidity Loan Agreement, dated as of the date hereof, by and among CLNY, as a lender, other banks from time to time party thereto, CLNY, as agent for itself and the other banks, Lyon, and CLNY, as agent for Lyon, as from time to time amended, supplemented or modified in accordance with its terms, or any replacement or successor agreement thereto.

         "MAJORITY LENDERS" shall mean (A) at any time that any outstanding Loans are held by Atlantic or Lyon, Atlantic or Lyon, respectively, each acting on its own (or the Atlantic Agent or Lyon Agent acting on Atlantic's or Lyon's behalf, as the case may be); or (B) at any other time (a) prior to termination of the Commitments, (i) if there are no Loans outstanding, Atlantic and Lyon PLUS the Lenders the total of whose Commitment Percentages equals or exceeds fifty-one percent

(51%), or (ii) if there are Loans outstanding (not held by Atlantic or Lyon), Atlantic and Lyon PLUS the Lenders the total of whose Loans outstanding equals or exceeds fifty-one percent (51%) of the total principal amount of the Loans outstanding hereunder; PROVIDED, HOWEVER, that if Atlantic and Lyon each has assigned all of its Loans to the Banks (as such term is defined in each of the Atlantic Liquidity Agreement and the Lyon Liquidity Agreement) pursuant to each such Liquidity Agreement, then, until Atlantic or Lyon makes another Loan hereunder, "Majority Lenders" shall mean the Lenders the total of whose Loans outstanding equals or exceeds fifty-one percent (51%) of the total principal amount of Loans outstanding hereunder and (b) after termination of the Commitments, Atlantic and Lyon PLUS the Lenders the total of whose Loans outstanding equals or exceeds fifty-one percent (51%) of the total principal amount of Loans outstanding hereunder; PROVIDED, HOWEVER, that if Atlantic and Lyon each has assigned all of its Loans to the Banks (as such term is defined in each of the Atlantic Liquidity Agreement and the Lyon Liquidity Agreement) pursuant to each such Liquidity Agreement, then, until Atlantic or Lyon makes another Loan hereunder, "Majority Lenders" shall mean the Lenders the total of whose Loans outstanding equals or exceeds fifty-one percent (51%) of the total principal amount of Loans outstanding hereunder.

         "MANUFACTURER" shall mean (a) GM and (b) any other counterparty to a Manufacturer Purchase Agreement (as defined in the Exchange Agreement) or any other Person entitled or obligated to repurchase Relinquished Vehicles from the Borrower pursuant to the Exchange Agreement, PROVIDED that the Atlantic Agent, the Lyon Agent and the Agent have provided their prior written approval, in their sole discretion, of such other counterparty or Person and the Agent, the Atlantic Agent and the Lyon Agent shall have received from each of S&P and Moody's a written statement that the ratings of the commercial paper of each of Atlantic and Lyon will not be downgraded or withdrawn solely as a result of the inclusion of such other counterparty or Person as a Manufacturer.

         "MATERIALLY ADVERSE EFFECT UPON THE BORROWER" shall mean any materially adverse effect upon: (a) the Borrower's operations; or (b) the legal, financial or practical ability of the Borrower to pay or perform the Obligations in accordance with the terms of this Agreement and the other Loan Documents or to perform its obligations and other duties under the Exchange Agreement in accordance with its terms.

         "MAXIMUM RATE" shall have the meaning ascribed to such term in SECTION
12.10 hereof.

         "MOODY'S" shall mean Moody's Investors Service, Inc. and any successor thereto.

         "NON-UNITED STATES PERSON" shall mean a "foreign corporation" within the meaning of the Code.

         "NOTE" shall mean a promissory note evidencing Loans of Atlantic, Lyon or a Lender, as the case may be, each in the form of EXHIBIT C attached hereto.

         "OBLIGATIONS" shall mean any and all liabilities, indebtedness and obligations (including, without limitation, Loans, all interest which may be due from time to time on any Loan, all fees related to this Agreement and all expenses of the Agent, the Atlantic Agent, the Lyon Agent, Atlantic, Lyon or the Lenders incurred in connection with this Agreement or the other Loan

Documents and reimbursable by the Borrower pursuant to the terms hereof or of the other Loan Documents) of the Borrower under this Agreement, under any of the other Loan Documents, and under any other agreements, instruments, documents or writings executed in connection with any of the above, whether direct or indirect, absolute or contingent, now or hereafter existing or arising, due or to become due.

         "OUTSTANDING CREDIT" shall mean the aggregate principal amount of all outstanding Loans (or, if more, the aggregate Face Amount of Atlantic's and Lyon's related outstanding commercial paper notes) (in each case, regardless of the holder thereof).

         "PARENT" shall mean a corporation which owns one hundred percent (100%) of the combined voting power of all classes of authorized and outstanding stock having general voting power under ordinary circumstances to elect a majority of the board of directors of a corporation.

         "PERMITTED LIENS" shall mean any Lien in favor of the Agent granted pursuant to Section 3.1 of this Agreement.

         "PERSON" shall mean an individual, corporation, partnership, limited liability company, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

         "PROGRAM LIMIT" shall mean an aggregate amount of $200,000,000 during the calendar months of August through November (for the 1998 calendar year only, through December 15), inclusive, and, at any other time, an aggregate amount of $50,000,000, subject to adjustment from time to time at the option of the Borrower in accordance with Section 2.8 of this Agreement.

         "QUALIFIED INTERMEDIARY" shall mean Bank One, Texas, National Association, acting in its capacity as Qualified Intermediary under and as defined in the Exchange Agreement and any successor thereto that may be approved as provided in this Agreement.

         "REFERENCE RATE" shall mean, at any time, the rate of interest designated by the Agent at New York, New York as its reference rate. For purposes of this Agreement and the Notes, each change in the Alternate Reference Rate due to a change in the Reference Rate shall take effect on the effective date of the change in the Reference Rate.

         "REGULATION D" shall mean Regulation D of the Board of Governors of the Federal Reserve System and any successor regulation, in each case, as in effect from time to time.

         "REGULATORY CHANGE" shall mean any change in any applicable law, rule, regulation, treaty, interpretation, directive, request or guideline (whether or not having the force of law), or in the administration, interpretation or enforcement thereof, that occurs or becomes effective after the date of this Agreement, whether the same is (a) the result of an enactment by a government or any agency or political subdivision thereof, a determination of a court or regulatory authority, or central bank, or any other event or action, or (b) otherwise enacted, adopted or issued after the date hereof, including any such change that imposes or increases charges, special deposit requirements, assessments or capital adequacy requirements, but excluding any such change that imposes, increases or modifies any income or franchise tax imposed upon Atlantic, Lyon or any Lender by any jurisdiction (or any political subdivision thereof) in which Atlantic, Lyon or any Lender or any Lending Office is located.

         "RELATED DESIGNATED ELIGIBLE ACCOUNTS" shall mean, with respect to any Loan, those Accounts designated by the Borrower in the notice of borrowing for such Loan, delivered pursuant to SECTION 2.2(A) hereof, against which such Loan is requested to be made that constitute Designated Eligible Accounts.

         "RELINQUISHED VEHICLE" shall have the meaning ascribed to such term in the Exchange Agreement.

         "REPLACEMENT VEHICLE" shall have the meaning ascribed thereto in the Exchange Agreement.

         "REPRESENTATION AND COVENANT LETTERS" shall mean the letters in the forms of EXHIBIT D attached hereto with the appropriate information inserted therein.

         "REPURCHASE AGREEMENT" shall mean any agreement (i) between ARAC and a Manufacturer and assigned, with the consent of such Manufacturer, to AESOP Leasing and subsequently assigned by AESOP Leasing to the Borrower, with the consent of such Manufacturer, with respect to Relinquished Vehicles and Replacement Vehicles, (ii) evidencing the terms and conditions upon which such Manufacturer will repurchase Vehicles from the Borrower, (iii) which, together with the documentation evidencing the assignments referred to in clause (i) above, is in form and substance satisfactory to the Agent, the Atlantic Agent, the Lyon Agent and the Majority Lenders and (iv) which, with respect to rights thereunder assigned to the Borrower relating to Relinquished Vehicles and amounts owing by the Manufacturer to the Borrower from the sale of such Vehicles by the Borrower to the Manufacturer (to the extent relating to Designated Eligible Accounts), the Agent has been granted a Lien for the benefit of Atlantic, Lyon and the Lenders and the Manufacturer has consented to such Lien. The Repurchase Agreement with GM shall consist of the Letter Agreements, dated November 25, 1997 and October 23, 1996, between GM and ARC, together with the Assignment Agreements dated as of February 16, 1998 and as of July 30, 1997, as amended by Amendment No. 1 To Assignment Agreement dated as of September 15, 1998, each by and among AESOP Leasing, AESOP Leasing Corp. II, ARAC, the Trustee, AFC-II and GM; it being agreed that the aforesaid Repurchase Agreement with GM is in form and substance satisfactory to the Agent, the Atlantic Agent, the Lyon Agent and the Majority Lenders.

         "REQUEST FOR LOAN" shall mean any certificate of the Borrower signed by an Authorized Signatory with respect to a Loan hereunder, which certificate shall be titled a "Request for Loan", and which shall be in substantially the form of EXHIBIT E attached hereto.

         "S&P" shall mean Standard & Poor's Ratings Services, a Division of The McGraw Hill Companies, Inc. and any successor thereto.

         "SPECIAL SERVICE CHARGES" shall have the meaning ascribed to such term in the Indenture.

         "STATED RATE" shall have the meaning ascribed to such term in SECTION
12.10 hereof.

         "SUBSIDIARY" of any Person shall mean any other Person of which or in which such Person owns, directly or indirectly, fifty percent (50%) or more of
(a) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such other Person, if it is a corporation, (b) the capital interest or profits interest of such other Person, if it is a partnership, limited liability company, joint venture, or similar entity, or (c) the beneficial interest of such other Person, if it is a trust, association or other unincorporated organization.

         "TERMINATION DATE" shall mean the earlier of (a) September 14, 1999 or such later date to which the Termination Date shall be extended pursuant to
SECTION 2.1(C) hereof or (b) the date on which all of the Loans become due and payable (whether by acceleration or otherwise) or the Program Limit is permanently reduced to zero.

         "TRANSFER NOTICE" shall mean the form attached as ANNEX 1 to the Exchange Agreement when completed and transmitted to the Borrower by AESOP Leasing.

         "TRUSTEE" shall mean Harris Trust and Savings Bank, an Illinois banking corporation, as Trustee pursuant to the Indenture and any successor Trustee appointed pursuant to the Indenture.

         "UCC" shall mean the Uniform Commercial Code as the same may be in effect in the State of New York from time to time; PROVIDED, HOWEVER, with respect to the perfection or priority of the Agent's Liens in or upon any Collateral, if, by reason of mandatory provisions of law, any such perfection or priority is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the "UCC' shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority, as the case may be.

         "VEHICLE" shall have the meaning ascribed to such term in the Exchange Agreement.

         "VEHICLE DISPOSITION SETOFF" shall mean the sum total, for all Groups of Relinquished Vehicles relating to Designated Accounts against which Loans have been made (and which Loans are outstanding on the date of the relevant Borrowing Base Certificate), of the excess, if any, for each such Group of Relinquished Vehicles of (x) the amounts actually deducted by Manufacturers as setoffs for Vehicle damage, excess mileage or otherwise from the purchase price receivable by the Borrower for Relinquished Vehicles included in such Group of Relinquished Vehicles over (y) the Estimated Vehicle Disposition Setoff Amounts for such Group of Relinquished Vehicles expressed as a percentage equal to a fraction (a) the numerator of which is the sum total, for all Groups of Relinquished Vehicles relating to Designated Accounts against which Loans have been made (and which Loans are outstanding on the date of the relevant Borrowing Base Certificate), of the excess, if any, for each such Group of Relinquished Vehicles of (x) the aggregate dollar amount of Manufacturer setoffs applied to Designated Accounts relating to such Group of Relinquished Vehicles through and including the date of such Borrowing Base Certificate over (y) the Estimated Vehicle Disposition Setoff Amounts for such Group of Relinquished Vehicles, and
(b) the denominator of which is the aggregate dollar amount of Designated Accounts relating to Loans which are outstanding on the date of such Borrowing Base Certificate less the aggregate Estimated

Vehicle Disposition Setoff Amounts for the Groups of Relinquished Vehicles relating to such Designated Accounts.

         SECTION 1.2 INTERPRETATION. Each definition of an agreement in this
ARTICLE 1 shall include such agreement as modified, amended, restated or supplemented from time to time in accordance with the terms of this Agreement. Except where otherwise specifically restricted, reference to a party of this Agreement or any Loan Document includes that party and its successors and assigns.

         SECTION 1.3 ACCOUNTING TERMS. All references in this Agreement to GAAP shall be to such principles as in effect from time to time in the United States of America. All accounting terms used herein without definition shall be used as defined under such GAAP. Unless specifically provided herein, all references to the financial statements, status or performance of any Person shall be deemed to refer to such items of the Person and its consolidated Affiliates and Subsidiaries on a consolidated basis to the extent such consolidation is required under such GAAP.

                                    ARTICLE 2

                                      LOANS

         SECTION 2.1 ATLANTIC AND LYON PROGRAMS; COMMITMENT OF THE LENDERS. Subject to the terms and conditions of this Agreement:

         (a) LOANS.

                  (i) Atlantic and Lyon each agrees that it may, in its absolute discretion, from time to time, make loans (collectively, "LOANS" and individually, a "LOAN") to the Borrower hereunder on any Business Day prior to the Termination Date in such amounts as the Borrower may from time to time request (such requested amounts to be allocated between Atlantic and Lyon as they may in their discretion agree), which Loans the Borrower may, in accordance with the terms hereof, borrow and reborrow and shall repay during the time period from the Effective Date to but not including the Termination Date; and

                  (ii) in the event that Atlantic and Lyon shall elect not to make any one or more loans requested by the Borrower, each Lender severally, but not jointly, agrees to make such Loans to the Borrower on any Business Day prior to the Termination Date in such amounts as the Borrower may from time to time request, equal to such Lender's Commitment Percentage of the aggregate amount of the requested borrowing by the Borrower to be made on such date, which Loans the Borrower may, in accordance with the terms hereof, borrow, repay and reborrow during the time period from the Effective Date to, but not including, the Termination Date; and, PROVIDED, that, at the option of the Borrower, upon a reduction in the short term rating of any Lender by S&P or Moody's to a rating below the then current rating of Atlantic, the Borrower may, in the event that a replacement Lender or fronting bank for such Lender acceptable to the Agent, the Atlantic Agent and the Lyon Agent, with a rating at least equal to the then current rating of Atlantic, shall not have been substituted within sixty (60) days of such rating revision, request such Lender to make a Domestic Loan or a Eurodollar Loan in a principal amount equal to 100% of its undrawn and available Commitment and for purposes of this Article 2 only, such Lender's Commitment Percentage of such

Loan shall be deemed to be 100% (which Loan shall be solely for the account of such Lender without giving effect to SECTION 2.10 hereof);

PROVIDED, FURTHER, that, in each case, at no time shall: (i) the Outstanding Credit exceed the Program Limit or the Commitments; (ii) the outstanding principal amount of any Loan exceed the Borrowing Base for such Loan, (iii) the Outstanding Credit exceed the aggregate Borrowing Base for all outstanding Loans; and (iv) the product of each Lender's Commitment Percentage and the Outstanding Credit exceed each such Lender's Commitment (except in connection with a non pro rata advance pursuant to the proviso in SECTION 2.1(A)(II)). On the date hereof, the principal amount of each Lender's Commitment is as set forth opposite such Lender's name on SCHEDULE 2.1(A) attached hereto.

         (b) TYPE OF LOAN.

                  (i) Each Loan by Atlantic and by Lyon, respectively, shall, so long as such Loan is held by Atlantic and by Lyon, respectively, be funded by the respective issuance of Atlantic's and Lyon's A-1/P-1 commercial paper (an "ATLANTIC LOAN" or "LYON LOAN", as the case may be) or, if necessary under the circumstances, be a Domestic Loan or a Eurodollar Loan.

                  (ii) Each Loan by the Lenders may be a Domestic Loan or a Eurodollar Loan.

         (c) EXTENSION OF TERMINATION DATE.

                  (i) The Borrower may request an extension of the Termination Date for an additional 360-day period by delivering to the Agent a written request therefor (and the Agent shall promptly deliver such request to the Atlantic Agent, the Lyon Agent, Atlantic, Lyon and the Lenders) not earlier than two hundred and seventy (270) days nor later than three hundred (300) days after the date of this Agreement. Thereafter, during each successive period following the original period specified in the preceding sentence, the Borrower may similarly request an extension of the Termination Date for an additional 360-day period. If Atlantic, Lyon and all of the Lenders deliver a written consent to such extension to the Agent not later than the thirtieth (30th) day after any request for such extension or, if the Borrower replaces any Lender which fails to grant such extension in accordance with SUBPARAGRAPH (II) below, upon the effective date of such replacement (or if more than one Lender is being replaced, upon the effective date of the last such replacement), the Termination Date shall automatically be extended for an additional 360-day period (and the Agent shall promptly notify the Borrower, the Atlantic Agent, the Lyon Agent, Atlantic, Lyon and the Lenders of such extension).

                  (ii) If any Lender fails to grant an extension requested by the Borrower pursuant to SUB-PARAGRAPH (I) of this Section, then, not later than the thirtieth (30th) day following such Lender's failure to so extend, the Borrower may, upon at least five (5) Business Days' prior irrevocable written, telecopy or telex notice to each of such Lender, the Atlantic Agent, the Lyon Agent and the Agent, in whole permanently replace such Lender in accordance with
SECTION 12.4(B) hereof; PROVIDED, that the Borrower shall replace such Commitments with the commitment of a Lender that is satisfactory to the Agent, the Atlantic Agent and the Lyon Agent in their reasonable discretion. The notice from the Borrower referred to in the preceding sentence shall specify an effective date for the replacement of such Lender, which date shall not be later than the tenth (10th) day after the day such notice is given. Any such replacement Lender shall, upon the effective date of replacement, purchase, and the replaced Lender shall sell, the Obligations owed to such replaced Lender for the aggregate amount thereof in accordance with SECTION 12.4(B) hereof and shall thereupon for all purposes become a "Lender" hereunder.

                  (iii) If the Termination Date is extended, the Borrower shall execute and deliver to the Agent, the Atlantic Agent and the Lyon Agent such agreement as the Agent, the Atlantic Agent and the Lyon Agent reasonably require in order to evidence such extended Termination Date.

         SECTION 2.2  BORROWING PROCEDURE.

         (a) NOTICE. The Borrower shall give the Agent notice (which shall be irrevocable) of a requested borrowing hereunder not later than 2:00 p.m. (New York time) on the Business Day before the requested date of such Loan, in each case specifying (A) such requested date (which shall be a Business Day), (B) the aggregate principal amount in Dollars of the Loan to be made (which amount, except as provided in the proviso in SECTION 2.1(A)(II) hereof, shall not be less than $1,000,000), (C) the duration of the Interest Period applicable thereto, (D) the identifying number of the Group of Relinquished Vehicles giving rise to the Designated Account(s) which shall correspond to such borrowing, the first day of the Identification Period with respect to such Group of Relinquished Vehicles and the Estimated Vehicle Disposition Setoff Amounts for such Group of Relinquished Vehicles, (E) the Designated Account(s) against which such borrowing is requested to be made (including the aggregate amount thereof) and (F) each Manufacturer whose payment obligations give rise to such Designated Account(s) and the respective aggregate amount of such Designated Account(s) owing by each Manufacturer. Such notice may be by telephone, promptly confirmed in writing by the Borrower providing the Agent with a Request for Loan within twenty-four (24) hours of the time of such Loan; PROVIDED, HOWEVER, that the Borrower hereby waives the right to dispute the Agent's record of the terms of any such telephonic notice in the event of the Borrower's failure to provide such written confirmation. Each request for a borrowing shall constitute a request by the Borrower that such borrowing be made against the Designated Accounts corresponding to the Group of Relinquished Vehicles identified in such request. Each request for a borrowing shall be accompanied by (i) an Administrator Borrowing Date Certificate duly executed by the Administrator and dated the date of such request, (ii) an AESOP Borrowing Date Certificate duly executed by AESOP Leasing and dated the date of such request and (iii) the one or more Transfer Notices duly executed by AESOP Leasing and delivered to the Borrower with respect to all the Relinquished Vehicles included in the Group of Relinquished Vehicles described in clause (D) of the first sentence of this
SECTION 2.2(A). Only one Loan may be made with respect to Designated Accounts arising in connection with one Group of Relinquished Vehicles and such Designated Accounts shall constitute all the Accounts arising in connection with the Vehicles comprising such Group of Relinquished Vehicles outstanding on or after the date of the making of such Loan. In no event shall the Borrower designate any Account under this SECTION 2.2(A) unless such Account satisfies the definition of Designated Eligible Accounts. Notwithstanding the foregoing, the security interest of the Agent under SECTION 3.1 hereof shall extend to all Designated Accounts regardless of whether such Designated Accounts are Designated Eligible Accounts (this sentence being intended to confirm the pledge and grant made pursuant to this Agreement with respect to any Designated Accounts and shall not be construed as a waiver or limitation of any conditions related to the eligibility of such Accounts).

         (b) NOTICE TO LENDERS; FUNDING OF LOANS. Upon receipt of a notice for borrowing, the Agent shall, as soon as practicable, notify Atlantic (and the Atlantic Agent), Lyon (and the Lyon Agent) or each Lender, as the case may be, by telephone or telecopy with respect to the contents thereof. Atlantic and Lyon each shall promptly, but not later than 10:00 a.m. (New York time) on the date requested by the Borrower for such Loan, advise the Agent whether it will make the requested Loan. If Atlantic and Lyon each advises the Agent that it will not make the requested Loan, the Agent shall promptly send such Request for Loan to the Lenders (with a copy to the Borrower, Atlantic and Lyon) and such request shall be deemed to be, and shall be treated as, a request by the Borrower for a Domestic Loan in a principal amount equal to the amount of the Loan which was initially requested from Atlantic and Lyon. Atlantic, Lyon or each Lender shall, not later than 2:00 p.m. (New York time), on the date of a proposed borrowing, provide to the Agent at the Agent's office immediately available funds in a pro rata amount equal, in the case of Atlantic and Lyon, to such requested Loan, or, in the case of the Lenders, to such Lender's Commitment Percentage of the principal amount of the requested borrowing. To the extent funds are received from Atlantic, Lyon or the Lenders, the Agent shall pay over as soon as practicable (but in no event later than the same Business Day) such funds to the Borrower upon satisfaction of the conditions precedent set forth in SECTION 4.2 hereof. The Borrower agrees that the proceeds of each Loan shall, immediately upon receipt thereof by the Borrower, be deposited into the appropriate AESOP Trust Account (as defined in the Exchange Agreement) as provided in the Exchange Agreement.

         (c) FAILURE OF LENDER TO FUND. Unless the Agent shall have been notified by telephone, confirmed in writing, by any Lender by 3:00 p.m. (New York time), on the day prior to a Loan to be funded by the Lenders that such Lender will not make available the amount which would constitute its Commitment Percentage of the principal amount of such requested borrowing on the date specified therefor, the Agent may assume that such Lender has made such amount available to the Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is made available by such Lender to the Agent on a date after the date of such Loan, such Lender shall pay to the Agent, on demand, interest on such amount at the Federal Funds Effective Rate for the number of days from the date of such Loan to the date on which such amount becomes immediately available to the Agent, together with such other compensatory amounts as may be required to be paid by such Lender to the Agent pursuant to the Rules for Interbank Compensation of the Council on International Banking or the Clearinghouse Compensation Committee, as the case may be, as in effect from time to time. A statement of the Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive, in the absence of manifest error. If such amount is not in fact made available to the Agent by such Lender on the same Business Day as the date of such Loan, the Agent shall be entitled to recover such amount, with interest thereon at the rate per annum then applicable to such Loans, on demand, from the Borrower.

         (d) VOLUNTARY CONTINUANCE/CONVERSION OF LOANS. The Borrower may on any Eurodollar Business Day, upon notice, in substantially the form of EXHIBIT F attached hereto (such notice, the "NOTICE OF CONTINUANCE/CONVERSION"), given to the Agent not later than 11:00 a.m. (New York time), on the date that is three
(3) Eurodollar Business Days before the date of the proposed conversion or continuance (a "LOAN CONTINUANCE/CONVERSION"): (i) convert Domestic Loans into Eurodollar Loans; (ii) convert Eurodollar Loans into Domestic Loans; or (iii) continue Eurodollar Loans as Eurodollar Loans. Such notice may be by telephone, promptly confirmed in writing by the Borrower providing the Agent with a Notice of Continuance/Conversion within twenty-four (24) hours of the time such Loan is made, continued or converted. Each Notice of Continuance/Conversion shall be signed by an Authorized Signatory and shall specify (A) the date of such continuance or conversion, (B) the Loans to be converted or continued, and (C) if such conversion is into, or such continuance is with respect to, Eurodollar Loans, the duration of the Interest Period for each such Loan. In the event that the Borrower fails to deliver a Notice of Continuance/ Conversion with respect to a Eurodollar Loan as set forth in this Section, such Loan shall be converted into a Domestic Loan on the last day of the Interest Period therefor and shall bear interest at the rate specified in
SECTION 2.4(A) hereof.

         SECTION 2.3  NOTES.

         (a) The Loans by Atlantic and by Lyon to the Borrower shall be evidenced by separate Notes each in the form of EXHIBIT C attached hereto, with appropriate insertions. Each Lender's Loans shall be evidenced by a separate
Note in the form of EXHIBIT C attached hereto, with appropriate insertions. Each Note shall be payable to the order of Atlantic, Lyon or such Lender, as the case may be, shall be dated the Effective Date, and shall set forth, in the case of each of Atlantic and Lyon, the maximum Program Limit ($200,000,000), or in the case of each Lender, the amount of such Lender's Commitment as the maximum principal amount thereof. Unless payment is required earlier as provided herein or in any other Loan Document, each Loan shall mature, and be due and payable in full (including accrued and unpaid interest thereon), on the Business Day of the release to the Borrower from the Collection Account, pursuant to and in accordance with the terms and conditions of the Intercreditor Agreement, of any amount paid by the applicable Manufacturer in respect of any of the Designated Accounts against which such Loan was requested to be made (the amount so maturing and becoming due and payable at any time with respect to such Loan being limited to the amount released at such time from the Collection Account in respect of such Designated Accounts and the Borrower hereby agrees to remit to the Agent any such amounts received by it which are released from the Collection Account) unless such amount is immediately upon release from the Collection Account deposited into the appropriate Agent Trust Account with respect to such Designated Accounts and the Agent is notified in writing of such deposit; PROVIDED, that in any event each Loan shall mature, and be due and payable in full (including accrued and unpaid interest thereon), no later than the 60th day after the borrowing date thereof.

         (b) All Loans made by Atlantic, Lyon or the Lenders to the Borrower pursuant to this Agreement and all payments of principal shall be evidenced by Atlantic, Lyon or each Lender in its records or, at Atlantic's, Lyon's or such Lender's option, on the schedule attached to its respective Note, which records or schedule shall be rebuttable presumptive evidence of the subject matter thereof.

         SECTION 2.4 INTEREST.

         (a) RATES. Subject to SECTIONS 2.4(C) and (D) hereof, (i) the unpaid principal of all Atlantic Loans and Lyon Loans funded or maintained with commercial paper shall bear interest at the rate of the commercial paper issued to fund or maintain such Loan, plus up to 5 basis points for dealer commissions applicable thereto; (ii) the unpaid principal of that portion of Loans maintained by the Lenders, Lyon or Atlantic as Domestic Loans shall bear interest at all times while such Loan is a Domestic Loan at a rate per annum equal to the Alternate Reference Rate plus the Applicable

Margin; and (iii) the unpaid principal of that portion of the Loans maintained by the Lenders, Lyon or Atlantic as Eurodollar Loans shall bear interest during each Interest Period at a rate per annum equal to the applicable Interbank Rate (Adjusted) plus the Applicable Margin.

         (b) PAYMENT. Interest on all Loans held by Atlantic or Lyon funded or maintained with commercial paper issued by Atlantic or Lyon, as appropriate, shall be payable on the maturity (or rollover) date of commercial paper issued by Atlantic or Lyon, as the case may be, to fund or maintain such Loan; provided, that so long as such Loan is not due and payable on or before such maturity or rollover date and such commercial paper issued to fund or maintain such Loan is otherwise being rolled over, interest on such Loan may, by prior notice by the Borrower to the Agent, such notice to be made by telephone, received by the Agent no later than 9:30 a.m. (New York City time) on such maturity or rollover date (which notice shall be irrevocable and shall be followed promptly by submission of a Borrowing Base Certificate), be capitalized as additional principal of such Loan (and shall be due and payable when such Loan is due and payable hereunder and bear interest at the rate applicable to principal on such Loan), but only if (x) both on the date of such notice and on the date of such rollover there exists no Event of Default and (y) after giving effect to such capitalization, no prepayment shall be required under Section 2.6(b) hereof. Interest on any other Loan shall be paid when such Loan shall be due (whether at maturity, by reason of acceleration or otherwise); provided that
(1) accrued and unpaid interest on Domestic Loans shall also be payable monthly in arrears on the last day of each calendar month, (2) accrued and unpaid interest on any Eurodollar Loan shall also be payable on the last day of the Interest Period therefor and (3) accrued and unpaid interest on any Domestic Loan or Eurodollar Loan or portion thereof being converted into a Eurodollar Loan or Domestic Loan, as appropriate, shall be paid on the date of conversion thereof.

         (c) INTEREST AFTER AN EVENT OF DEFAULT AND MATURITY. From and after the occurrence of an Event of Default (unless and until the same is waived pursuant to this Agreement) or if all or any part of a Loan is not paid when due (whether at maturity, by reason of prepayment or acceleration or otherwise), all outstanding principal amounts shall bear interest for each day during the period from the date of such Event of Default or maturity date, as applicable, to, but not including, the date of payment in full of all Obligations (or until such Event of Default has been waived) at a rate per annum equal to the Default Rate. Interest after maturity shall be payable on demand.

         (d) COMMERCIAL PAPER INTEREST. In the event that any Loan by Atlantic or Lyon is funded or maintained with commercial paper issued by Atlantic or Lyon, as appropriate, the Borrower shall be liable in all circumstances to pay interest with respect to such Loan (at the applicable interest rate provided above) for the entire Interest Period for such Loan, notwithstanding that such Loan may be paid in full prior to the last day of the Interest Period therefor.

         SECTION 2.5 CALCULATION OF INTEREST. The interest on all Atlantic Loans, Lyon Loans, Domestic Loans and Eurodollar Loans shall be computed on the basis of a year of three hundred sixty (360) days, and, except as provided in
SECTION 2.4 above, in all cases shall be paid for the actual number of days elapsed. Interest for each Interest Period shall be calculated from and including the first day thereof to but excluding the last day thereof. If the date for any payment of principal is extended (whether by operation of this Agreement, any provision of law or otherwise), interest shall be payable for such extended time.

         SECTION 2.6 PREPAYMENT.

         (a) OPTIONAL PREPAYMENTS. The Borrower may at any time and from time to time without notice to the Agent, prepay the Loans in whole or in part without premium or penalty, except as provided in Article 11 and subject to SECTION 2.4(D) hereof.

         (b) MANDATORY PREPAYMENTS. The Borrower shall be required to prepay the Loans outstanding hereunder as necessary to comply with SECTION 2.8 hereof upon any reduction of the Commitments or Program Limit. Additionally, in the event that: (i) the Outstanding Credit exceeds the aggregate Borrowing Base for all outstanding Loans or the outstanding principal amount of any Loan exceeds the Borrowing Base for such Loan, the Borrower will immediately (and in any event within one Business Day) make a mandatory prepayment to the Agent in an amount equal to such excess; and (ii) in the event that the Outstanding Credit exceeds the Commitments or the Program Limit (including by virtue of the automatic reduction in the Program Limit on November 30 (December 15 for the 1998 calendar year) of each year), the Borrower will immediately (and in any event within one Business Day) make a mandatory prepayment to the Agent in an amount equal to such excess.

         (c) APPLICATION OF PREPAYMENTS. (i) Each mandatory prepayment shall be applied as follows: FIRST, pro rata to any Loans then held by Atlantic and Lyon, to the full extent thereof; SECOND, to outstanding Domestic Loans, to the full extent thereof; and THIRD, to Eurodollar Loans, to the full extent thereof; provided that any mandatory prepayment required under SECTION 2.6(B)(I) above as a result of the outstanding principal amount of any Loan exceeding the Borrowing Base for such Loan shall be applied to such Loan, to the full extent thereof (and to the extent relevant, first to the portion of such Loan constituting Domestic Loans until paid in full and then to the portion of such Loan constituting Eurodollar Loans).

                  (ii) Each optional prepayment shall (unless the Borrower directs otherwise) be applied as follows: FIRST, to outstanding Domestic Loans to the full extent thereof; SECOND, pro rata to any Loans then held by Atlantic and Lyon to the full extent thereof; and THIRD, to Eurodollar Loans to the full extent thereof.

         (d) INTEREST ON PREPAYMENT. Subject to SECTION 2.4(D) hereof, each prepayment of a Loan or portion thereof shall be accompanied by the payment of all accrued but unpaid interest owing on the amount being prepaid.

         (e) COLLECTIONS AND PAYMENTS ON DESIGNATED ACCOUNTS AND ASSIGNED SPECIAL DEFAULT PAYMENTS. Absent the occurrence of an Event of Default or unless provided otherwise herein, collections with respect to Designated Accounts against which a particular Loan was made and payments on Assigned Special Default Payments with respect to Vehicles the sale of which by the Borrower gave rise to any portion of such Designated Accounts, in each case received by the Agent for application to the payment of such Loan, shall be applied by the Agent to the payment of such Loan as follows: FIRST, to breakage indemnity amounts, if any, owing with respect to such Loan; SECOND, to interest owing on such Loan; and THIRD, to principal owing on such Loan.

         SECTION 2.7 REPAYMENT. All Obligations of the Borrower then outstanding shall be due and payable on the Termination Date.

         SECTION 2.8 PROGRAM LIMIT AND COMMITMENT ADJUSTMENT.

         (a) PERMANENT REDUCTION. The Borrower may without penalty at any time simultaneously terminate or permanently reduce the Program Limit and the Commitments, dollar for dollar, by giving the Agent, the Atlantic Agent, the Lyon Agent and the Lenders at least thirty (30) days' prior written notice to such effect; PROVIDED, HOWEVER, that any such reduction shall reduce each of the Program Limit and Commitments in an amount which is equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof. On or prior to the effective date of such reduction in the Program Limit and Commitments, the Borrower shall make a repayment or prepayment of the Loans outstanding, plus accrued interest on such Loans, such that after giving effect to such repayment or prepayment and the reduction in the Program Limit and the Commitments, (a) the Outstanding Credit does not exceed the Program Limit or the Commitments, (b) the Outstanding Credit does not exceed the aggregate Borrowing Base for all outstanding Loans and (c) the outstanding principal amount of any Loan does not exceed the Borrowing Base for such Loan.

         (b) TEMPORARY INCREASE OR REDUCTION. Subject to the immediately succeeding sentence, the Borrower may without penalty at any time temporarily increase or reduce the Program Limit by giving the Agent, the Atlantic Agent, the Lyon Agent, Atlantic, Lyon and the Lenders at least thirty (30) days' prior written notice to such effect; PROVIDED, HOWEVER, that any such increase or reduction shall increase or reduce, as the case may be, the Program Limit in an amount which is equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof; PROVIDED FURTHER, that, after giving effect to any temporary increase, in no event shall the Program Limit exceed an aggregate amount equal to $200,000,000 less the aggregate amount of all permanent reductions of the Program Limit theretofore made under or pursuant to this Agreement. The Borrower shall not be permitted to (i) temporarily increase or reduce the Program Limit more than 4 times in any calendar year or (ii) make any further temporary increases or reductions in the Program Limit for 30 days after the immediately preceding request for a temporary adjustment in the Program Limit. On or prior to the effective date of any temporary reduction in the Program Limit, the Borrower shall make a repayment or prepayment of the Loans outstanding, plus accrued interest on such Loans, such that after giving effect to such repayment or prepayment and the reduction in the Program Limit, (a) the Outstanding Credit does not exceed the Program Limit, (b) the Outstanding Credit does not exceed the aggregate Borrowing Base for all outstanding Loans and (c) the outstanding principal amount of any Loan does not exceed the Borrowing Base for such Loan.

         SECTION 2.9 MANNER OF PAYMENT.

         (a) All payments hereunder (including payments with respect to the Notes) shall be made without set-off or counterclaim and shall be made in immediately available funds by the Borrower to the Agent for the pro rata account of Atlantic and Lyon or for the pro rata account of the Lenders entitled to receive such payment, as applicable. All such payments shall be made to the Agent, prior to 3:00 p.m. (New York time), on the date due (i) in the case of Loans made by the Lenders, at the Agent's office at the address specified in
SECTION 12.1 hereof, ABA #0260-0807-3, for account of: Loan Settlement #01-88179-3701, (ii) in the case of Loans made by Atlantic, to Atlantic c/o the Agent at the Agent's office at the address specified in SECTION 12.1 hereof, ABA #0260-0807-3, for account: Atlantic Asset Securitization Corp. #01-25680-0001-00-001, and (iii) in the case of Loans made by Lyon, to Lyon c/o the Agent at the Agent's office at the address specified in Section 12.1 hereof, ABA #0260-0807-3, for account:
Lyon Short Term Funding Corp. #0127-440-0005-00-001, or at such other place as may be designated by the Agent to the Borrower in writing. Subject to SECTION 2.2(C) hereof, the Agent shall promptly remit in immediately available funds to Atlantic, Lyon and/or each Lender its share of all such payments received by the Agent for the account of Atlantic, Lyon or such Lender, as applicable. Any payments received after 3:00 p.m. (New York time), shall be deemed received on the next Business Day.

         (b) If any payment under this Agreement or any of the other Loan Documents is specified to be made on a day which is not a Business Day, or in the case of payments on account of Eurodollar Loans, a Eurodollar Business Day, it shall be made on the next succeeding Business Day or Eurodollar Business Day, as the case may be, unless, in the case of a payment on account of a Eurodollar Loan, such extension would cause payment to be made in the next succeeding calendar month in which case such due date shall be advanced to the next preceding Eurodollar Business Day (except as otherwise expressly provided herein). Interest and fees will continue to accrue during such extension of time until payment is received in good, immediately available funds and credited by the Agent.

         (c) Each Lender which is a Non-United States Person agrees (to the extent it is permitted to do so under the laws of the United States, any applicable double taxation treaties of the United States, the jurisdiction of its incorporation and the jurisdictions in which its Domestic Lending Office and its Eurodollar Lending Office are located) to execute and deliver to the Agent for delivery to the Borrower, before the first scheduled payment date in each taxable year of such Lender, either (i) a United States Internal Revenue Service Form 1001 or (ii) a United States Internal Revenue Service Form 4224, or any successor forms, as appropriate, and such other and further forms which the Borrower may reasonably request (including United States Internal Revenue Service Form W-8 or W-9), in each case properly and accurately completed and properly claiming complete or partial, as the case may be, exemption from withholding and deduction of United States Federal Taxes. Each Lender which is a Non-United States Person represents and warrants to the Borrower and the Agent that, as of the date hereof (or in the case of an assignee Lender, as of the date when such assignee Lender becomes a Lender), (A) it is entitled to receive all payments hereunder without deduction or withholding for or on account of any income, excise, stamp or franchise taxes or other taxes, fees, duties, withholdings or other charges of any taxing authority, and (B) it is permitted to take the actions described in the prior sentence, claiming an exemption from withholding of United States and any applicable double taxation treaties of the jurisdictions specified in the previous sentence.

         SECTION 2.10 PRORATION OF PAYMENTS. If Atlantic, Lyon or any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of set-off or otherwise) on account of principal of or interest on any Loan or Note in excess of its proper share of payments and other recoveries obtained by Atlantic, Lyon or all Lenders or other holders on account of principal of and interest on Loans and Notes then held or participated in by them, Atlantic, Lyon or such Lender, as appropriate, shall purchase from Atlantic, Lyon and/or the other Lenders such participation in the Loans and Notes then held or participated in by them as shall be necessary to cause Atlantic, Lyon or such purchasing Lender to share the excess payment or other recovery ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing holder, the purchase shall (except in the case of each of Atlantic and Lyon) be rescinded and the purchase price restored to the extent of such recovery, together with an amount equal to such selling Lender's ratable share (according to the proportion of (a) the amount of such selling Lender's required payment to the purchasing Lender to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that Atlantic, Lyon or the Lender so purchasing a participation from Atlantic, Lyon or the other Lenders under this Section may exercise all its rights of payment, including the right of set-off, with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, Atlantic, Lyon or any Lender receives a secured claim in lieu of a setoff to which this Section applies, Atlantic, Lyon or such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of Atlantic, Lyon or the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

         SECTION 2.11 FEES. Subject to SECTION 12.17 hereof, the Borrower shall pay to the Agent certain fees in the amounts and on the dates set forth in the Fee Letter.

                                    ARTICLE 3

                           GRANT OF SECURITY INTEREST

         SECTION 3.1 GRANT OF SECURITY INTEREST. In order to secure prompt performance by the Borrower of each of its covenants and agreements under this Agreement or any other Loan Document, including the punctual payment when due of all Obligations, the Borrower, in its capacity as Intermediary under the Exchange Agreement, hereby pledges, assigns and grants to the Agent, for the ratable benefit of Atlantic, Lyon and each of the Lenders, a continuing security interest in any and all of the right, title and interest of the Borrower , and, if any, of AESOP Leasing, in, to and under (a) any and all Designated Accounts existing as of the Effective Date or hereafter acquired or created, (b) any and all rights, remedies, representations, warranties and indemnifications with respect to such Accounts arising under the Exchange Agreement, any Repurchase Agreement, under applicable law or otherwise, (c) any and all Assigned Special Default Payments, all guarantees with respect to such payments and all rights to enforce such payments and guarantees, (d) any obligations of AESOP Leasing to the Borrower under Section 7.4(b) of the Exchange Agreement to pay amounts to the Borrower in respect of any Loan Documents, any and all Special Service Charges (other than Special Service Charges paid or payable to the Borrower as indemnity payments for its own account or as compensation for its services under the Exchange Agreement or to reimburse the Borrower for fees and expenses incurred by the Borrower pursuant to the Exchange Agreement), all guarantees with respect to such charges and all rights to enforce such obligations, charges and guarantees, (e) each Agent Trust Account, any funds therein, any investments or other investment property relating thereto and all choses in action with respect to any of the foregoing and (f) to the extent not included in the foregoing, all collections and proceeds of any and all of the foregoing (collectively, the "COLLATERAL"); PROVIDED, HOWEVER, that notwithstanding the foregoing, (i) the Collateral shall not include any Vehicles whatsoever, including, without limitation, any Relinquished Vehicles or Replacement Vehicles, irrespective of whether any such Vehicle may be characterized as a proceed of any Loan or of any other Collateral pursuant to Section 9-306 of the UCC or otherwise (Atlantic, Lyon, the Atlantic Agent, the Lyon Agent, the Agent and each Lender hereby disclaiming any security interest, lien, or other right, title or interest in or to any such Relinquished Vehicle or Replacement Vehicle), (ii) the Collateral shall not include any funds advanced by Atlantic, Lyon or any Lender to the Borrower pursuant to SECTION 2.2(B) hereof, (iii) so long as the Intercreditor Agreement shall be in effect, principal and interest owing on any Loan shall, as to the portion of the Collateral described in clauses (a) and (c) above and the portion of the Collateral described in clauses (e) and (f) above that constitutes proceeds of the Collateral described in clauses (a) and (c) above, be limited to
(1) those Designated Accounts against which such Loan was made, (2) those Assigned Special Default Payments with respect to Relinquished Vehicles the sale or purported sale of which resulted in all or any portion of such Designated Accounts and all guarantees of such payments and all rights to enforce such payments and guarantees and (3) the portion of the Collateral described in clauses (e) and (f) above that constitutes proceeds of such Designated Accounts, Assigned Special Default Payments or other rights and property described in clause (2) above, (iv) so long as the Intercreditor Agreement shall be in effect, upon the determination of "payment in full" of a Loan in accordance with the last sentence of Section 6(c) of the Intercreditor Agreement, the Collateral shall no longer include any collections or other proceeds of any Designated Accounts against which such Loan was made nor any Assigned Special Default Payments with respect to any Vehicles the sale of which gave rise to any such Designated Accounts (in each instance, whether such collections, other proceeds or payments are in an Agent Trust Account, an AESOP Trust Account (as defined in the Exchange Agreement) or otherwise) (it being understood and agreed that such determination is only a determination that certain property shall no longer constitute Collateral as provided above and such determination shall in no event be dispositive as to whether such Loan has actually been paid in full) and (v) so long as the Intercreditor Agreement shall be in effect, the Collateral shall not include any Reconveyed Receivables (as defined in the Indenture). The rights of the Agent with respect to the Collateral granted herein shall be subject in all respects to the provisions of the Intercreditor Agreement.

                                    ARTICLE 4

                              CONDITIONS PRECEDENT

         SECTION 4.1 CONDITIONS TO EFFECTIVE DATE. This Agreement shall become effective on the date on which the Agent, the Atlantic Agent and the Lyon Agent shall have received each of the following (in each case in form and substance satisfactory to the Agent, the Atlantic Agent, the Lyon Agent and their respective counsel) or receipt thereof shall have been waived in writing by Atlantic, Lyon and the Lenders in accordance with SECTION 12.12 hereof (such date, the "EFFECTIVE DATE"):

         (a) this Agreement duly executed by the Borrower, the Agent, Atlantic, Lyon, the Atlantic Agent, the Lyon Agent and each Lender;

         (b) duly executed Notes, respectively in favor of Atlantic, Lyon and each of the Lenders;

         (c) a duly executed Intercreditor Agreement;

         (d) a duly executed Atlantic Liquidity Agreement;

         (e) a duly executed Lyon Liquidity Agreement;

         (f) a duly executed Exchange Agreement;

         (g) certified copies of the Repurchase Agreement with GM, the Indenture, the Administration Agreement, the AESOP I Operating Lease (as defined in the Indenture) and the AESOP I Operating Lease Loan Agreement (as defined in the Indenture);

         (h) UCC, tax and judgment lien searches against AESOP Leasing for such jurisdictions as the Agent, the Atlantic Agent or the Lyon Agent deems appropriate and copies of filings made in public filing offices, which reports and copies shall contain information not inconsistent with the information set forth in this Agreement and the Exhibits and Schedules hereto;

         (i) acknowledgment copies or time stamped receipt copies of proper financing statements executed by each of the Borrower, in its capacity as Intermediary under the Exchange Agreement, as debtor, and by AESOP Leasing, as debtor, duly filed under the UCC of all jurisdictions that the Agent may deem necessary or desirable in order to perfect the security interests contemplated by this Agreement;

         (j) duly executed Representation and Covenant Letters;

         (k) a favorable opinion of Thompson & Knight, P.C., counsel to the Borrower addressed to the Agent, Atlantic, the Atlantic Agent, Lyon, the Lyon Agent and the Lenders dated the Effective Date and in substantially the form of
EXHIBIT I-1 attached hereto;

         (l) a favorable opinion of each of (i) Skadden, Arps, Slate, Meagher & Flom, LLP, counsel to AESOP Leasing and ARAC, and (ii) Karen Sclafani, General Counsel of ARAC, each addressed to the Agent, Atlantic, the Atlantic Agent, Lyon, the Lyon Agent and the Lenders dated the Effective Date and in substantially the forms of EXHIBIT I-2 attached hereto;

         (m) [Intentionally Omitted];

         (n) [Intentionally Omitted];

         (o) an officer's certificate of the Borrower in its individual capacity, duly executed, including a certificate of incumbency with respect to each Authorized Signatory of the Borrower, together with appropriate attachments which shall include the following items: (A) a true and complete copy of the Articles of Association of the Borrower; (B) a true and complete copy of the By-Laws of the Borrower as in effect on the date of this Agreement; and (C) a true and complete copy, duly certified by the secretary or assistant secretary of the Borrower, of: (x) the resolutions of the Board of Directors of the Borrower authorizing the execution and delivery of this Agreement, the Intercreditor Agreement, the other Loan Documents and the Exchange Agreement (or other evidence satisfactory to the Agent, the Atlantic Agent and the Lyon Agent as to such authorization); (y) all documents evidencing other necessary corporate action; and (z) all approvals or consents, if any, with respect to this Agreement, the Intercreditor Agreement, the other Loan Documents and the Exchange Agreement;

         (p) a good standing certificate dated as of a recent date for AESOP Leasing from the Delaware Secretary of State;

         (q) an officer's certificate of AESOP Leasing, duly executed, including a certificate of incumbency with respect to each Authorized Signatory of AESOP Leasing, together with appropriate attachments which shall include the following items: (A) a true and complete copy of the limited partnership agreement of AESOP Leasing as in effect on the date of this Agreement, and (B) a true and complete copy, duly certified by the secretary or assistant secretary of AESOP Leasing, of (x) the resolutions or other partnership actions authorizing the execution and delivery of the Exchange Agreement, the Intercreditor Agreement, its Representation and Covenant Letter, each AESOP Borrowing Date Certificate and the other Loan Documents to which it is a party; (y) all documents evidencing other necessary partnership action; and (z) all approvals or consents, if any, with respect to the Exchange Agreement, the Intercreditor Agreement, its Representation and Covenant Letter, each AESOP Borrowing Date Certificate and the other Loan Documents to which it is a party;

         (r) a good standing certificate dated as of a recent date for ARAC from each the Delaware Secretary of State and the New York Secretary of State;

         (s) an officer's certificate of ARAC, duly executed, including a certificate of incumbency with respect to each Authorized Signatory of ARAC, together with appropriate attachments which shall include the following items;
(A) a true and complete copy of the certificate of incorporation of ARAC as in effect on the date of this Agreement, and (B) a true and complete copy, duly certified by the secretary or assistant secretary of ARAC, of (x) the resolutions or other corporate actions authorizing the execution and delivery of the Administration Agreement, the Intercreditor Agreement, its Representation and Covenant Letter, each Administrator Borrowing Date Certificate and the other Loan Documents to which it is a party; (y) all documents evidencing other necessary corporate action; and (z) all approvals or consents, if any, with respect to the Administration Agreement, the Intercreditor Agreement, its Representation and Covenant Letter, each Administrative Borrowing Date Certificate and the other Loan Documents to which it is a party;

         (t) copies of certificates of insurance with respect to AESOP Leasing covering property insurance, liability insurance and general liability insurance, together with appropriate endorsements maintained by the Administrator;

         (u) a duly executed Fee Letter;

         (v) evidence that ratings of at least A-1 and P-1 from S&P and Moody's, respectively, have been received on Atlantic's and Lyon's commercial paper notes, respectively, being issued in connection herewith;

         (w) payment of all fees owing on the Effective Date pursuant to the Fee Letter and of all reasonable attorneys' fees of the Agent's counsel, Kaye, Scholer, Fierman, Hays & Handler, LLP, with respect to the Loan Documents and the transactions herein contemplated for which a legal bill has been rendered; and

         (x) such other documents, instruments or agreements as the Agent, Atlantic, the Atlantic Agent, Lyon, the Lyon Agent or any Lender shall reasonably request.

         SECTION 4.2 CONDITIONS PRECEDENT TO EACH LOAN AND LOAN
CONTINUANCE/CONVERSION. In addition to the satisfaction or waiver of the conditions set forth in SECTION 4.1 hereof on the Effective Date, the obligation of Atlantic, Lyon and/or the Lenders to make each Loan (including the initial
Loan) and Loan Continuance/Conversion is subject to the satisfaction of each of the following conditions precedent:

         (a) All of the representations and warranties (other than representations and warranties speaking as of a specific date, which shall be true and correct as of the relevant specific date) of the Borrower, AESOP Leasing, ARAC and the Administrator set forth in the Loan Documents shall be true, correct, complete and accurate at and as of the time of such Loans and Loan Continuance/Conversion, both before and after giving effect to such Loan, and Loan Continuance/Conversion and to the application of the proceeds thereof;

         (b) There shall not exist, on the date of the making of each Loan and Loan Continuance/Conversion, before and after giving effect thereto, a Default or an Event of Default hereunder;

         (c) Prior to making any Loan, the Agent shall have received, with respect to such Loan, a Request for Loan, an Administrator Borrowing Date Certificate, an AESOP Borrowing Date Certificate and the applicable Transfer Notices;

         (d) Before and after giving effect to such Loan and Loan
Continuance/Conversion, the Outstanding Credit shall not exceed the aggregate Borrowing Base of all outstanding Loans and the outstanding principal amount of each Loan shall not exceed the Borrowing Base for such Loan; and

         (e) The Agent shall have received a Borrowing Base Certificate pursuant to SECTION 7.3 hereof (to include, without limitation, the Borrowing Base for each Loan, including the requested Loan, if applicable), for the immediately preceding week, together with an updating supplement thereto to the date of such Loan.

Each request for a Loan, request for voluntary conversion or continuance of a Loan pursuant to SECTION 2.2(D) hereof and notice of borrowing to the Agent, in each case whether oral (if permitted hereunder) or written, shall be deemed to be a certification by the Borrower to the Agent and Atlantic and Lyon and/or the Lenders, as applicable, as to the matters set out in SECTIONS 4.2(A), (B) and
(D) hereof, as of the date of such request for Loan, request for voluntary conversion or continuance of a Loan pursuant to SECTION 2.2(D) hereof or notice of borrowing.

                                    ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES

         SECTION 5.1 REPRESENTATIONS AND WARRANTIES OF THE BORROWER. In order to induce the Agent, the Atlantic Agent, the Lyon Agent, Atlantic, Lyon and the Lenders to enter into this Agreement and to make each Loan hereunder, the Borrower represents and warrants to the Agent, the Atlantic Agent, the Lyon Agent, Atlantic, Lyon and the Lenders that:

         (a) ORGANIZATION, OWNERSHIP, POWER, QUALIFICATION. The Borrower is a national banking association duly organized, validly existing and in good standing under the federal laws of the United States of America. The Borrower is in good standing and duly qualified to conduct a trust business in the State of Texas and each other state in which the Borrower provides trust services. The Borrower has the corporate power and authority to own its properties and to carry on its business as now conducted, including, without limitation, the transactions contemplated by the Exchange Agreement and the Loan Documents.

         (b) AUTHORIZATION; ENFORCEABILITY. The Borrower has the corporate power and has taken all necessary corporate action to authorize it to execute, deliver and perform its obligations under the Exchange Agreement, this Agreement and each of the other Loan Documents in accordance with their respective terms, and to consummate the transactions contemplated hereby and thereby. Each of the Exchange Agreement, the Notes, this Agreement and each of the other Loan Documents (which the Borrower has executed) has been duly executed and delivered by the Borrower and is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms, except as enforcement may be limited by bankruptcy, insolvency, receivership, conservatorship or any other similar laws of general application to a national bank affecting enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

         (c) COMPLIANCE WITH OTHER LOAN DOCUMENTS AND CONTEMPLATED TRANSACTIONS. The execution, delivery and performance, in accordance with their respective terms, by the Borrower of the Exchange Agreement, this Agreement and each of the other Loan Documents (which the Borrower has executed), and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) require any consent or approval not obtained, (ii) violate in a material manner any Applicable Law respecting the Borrower or any of its property, (iii) conflict with, result in a breach of or constitute a default under the articles of association or by-laws of the Borrower, (iv) conflict with, result in a breach of or constitute a default under any indenture, material agreement or other instrument to which the Borrower is a party or by which its properties may be bound, or which could have a Materially Adverse Effect Upon the Borrower, or
(v) result in or require the creation or imposition of any Lien, other than a Permitted Lien, upon or with respect to any property now owned or hereafter acquired by the Borrower solely in its capacity as Intermediary under the Exchange Agreement.

         (d) COMPLIANCE WITH LAW. The Borrower is in compliance with all Applicable Laws except where such non-compliance does not have a Materially Adverse Effect Upon the Borrower. The Borrower is not required to obtain any consent, approval, authorization, permit, registration or license which has not already been obtained from, or effect any filing or registration which has not already been effected with, any Federal, state or local regulatory authority in connection with the execution, delivery and performance, in accordance with its respective terms, of the Exchange Agreement, this Agreement, any other Loan Document (which the Borrower has executed) or any borrowing hereunder.

         (e) TITLE TO ASSETS. None of the properties or assets of the Borrower (including, in any event, any properties or assets purportedly transferred to it pursuant to the Exchange Agreement) held in its capacity as Intermediary is subject to any Liens created by the Borrower, except for Permitted Liens. Except for financing statements or other filings evidencing Permitted Liens, no financing statement under the Uniform Commercial Code of any state, or other filing which names the Borrower, in its capacity as Intermediary, as debtor or which covers or purports to cover any of the assets of the Borrower, in its capacity as Intermediary, is on file in any state or other jurisdiction, and the Borrower, in its capacity as Intermediary, has not signed any such financing statement, application or filing or any security agreement or other document or instrument authorizing any secured party or creditor of such Person thereunder to file any such financing statement, application or filing other than with respect to Permitted Liens.

         (f) LITIGATION. Except with respect to matters occurring after the date of this Agreement as disclosed to the Agent, the Atlantic Agent and the Lyon Agent in writing, there is no action, suit, proceeding or investigation pending against, or, to the best knowledge of the Borrower, threatened against or in any other manner relating adversely to, the Borrower or any of its properties in any court or before any arbitrator of any kind or before or by any governmental body which, if determined adversely to the Borrower, would have a Materially Adverse Effect Upon the Borrower.

         (g) FINANCIAL STATEMENTS. The Borrower has furnished or caused to be furnished to the Agent, Atlantic, the Atlantic Agent, Lyon, the Lyon Agent and the Lenders copies of the audited consolidated balance sheets as at December 31, 1997 and the related statements of income and retained earnings and statements of cash flows for the fiscal year ended December 31, 1997 for the Borrower and its subsidiaries, which balance sheets and statements fairly present the financial condition of the Borrower and its consolidated subsidiaries as at such date and the results of the operations of the Borrower and its consolidated subsidiaries for the period ended on such date, all in accordance with GAAP, and since December 31, 1997, there has been no material adverse change in the business, operations, property or financial or other condition of the Borrower.

         (h) INVESTMENT COMPANY ACT. The Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (i) ACCURACY AND COMPLETENESS OF INFORMATION. All information, reports, notices and other papers and data relating to the Borrower and furnished by or on behalf of the Borrower to the Agent, Atlantic, the Atlantic Agent, Lyon, the Lyon Agent and the Lenders, or any of them, were, at the time furnished, true, correct, complete and accurate in all material respects. Such information, reports, notices and other papers and data do not contain any misstatement of fact or omit to state a fact or any fact necessary to make the statements contained therein not misleading.

         (j) REPURCHASE AGREEMENTS. With respect to all then existing Repurchase Agreements, the Borrower has full power and authority to assign, transfer and set over the rights and interests assigned to it pursuant to the Exchange Agreement and to grant to and confer upon the Agent the rights, interests, powers and authorities granted and conferred under this Agreement to the Agent.

         (k) VALID LIEN.

                  (i) The Lien upon the Collateral granted by the Borrower to the Agent pursuant to SECTION 3.1 of this Agreement is a valid, perfected, first-priority Lien on the Borrower's rights, in its capacity as Intermediary under the Exchange Agreement, in the Collateral; and

                  (ii) all filings, recordations, annotations, notations and other steps necessary or required to create and maintain the first priority perfected Lien upon the Collateral have been completed.


         (l) RELINQUISHED VEHICLES. Except as disclosed by the Borrower to the Agent, the Atlantic Agent and the Lyon Agent, the Borrower has not received any notice, pursuant to the Exchange Agreement, (i) rescinding the prior transfer to the Borrower of any Vehicle (or any related rights), the sale or purported sale of which by the Borrower has resulted in a Designated Account, or (ii) notifying the Borrower, as provided in Section 7.1(a) of the Exchange Agreement, that certain events of default have occurred.

         All representations and warranties made by the Borrower in this Article 5 are made by the Borrower in its individual capacity (and not in its capacity as Intermediary), notwithstanding that the subject matter thereof may apply to the Borrower in its capacity as Intermediary.

                                    ARTICLE 6

                                GENERAL COVENANTS

         So long as any of the Obligations is outstanding and unpaid, so long as any of the Lenders has any obligation to make Loans hereunder or so long as this Agreement is in effect and unless the Majority Lenders or, if so specified in
SECTION 12.12 hereof, Atlantic, Lyon and the Lenders shall otherwise consent in writing:

         SECTION 6.1 PRESERVATION OF EXISTENCE AND SIMILAR MATTERS. The Borrower shall preserve and maintain its existence as a national bank, and all its rights, privileges and licenses unless failure to do so would not have a Materially Adverse Effect Upon the Borrower.

         SECTION 6.2 VISITS AND INSPECTIONS. The Borrower shall, at the Borrower's cost and expense, on an annual basis (and additionally at any time if an Event of Default is continuing) permit representatives of the Agent to visit the offices of the Borrower during regular business hours on a mutually convenient date and with one day's prior notice to the Borrower (no such mutually convenient date or prior notice being required if an Event of Default is continuing) for the purpose of (a) inspecting and making abstracts of (i) the procedures of the Borrower as such procedures relate to the Exchange Agreement, the Intercreditor Agreement, any other Loan Document or any Collateral and (ii) the Borrower's books and records relating to any of the foregoing; and (b) discussing with the Borrower's principal officers and auditors (1) the business, procedures, assets, liabilities, financial positions, results of operations and business prospects of the Borrower solely as they relate to the Collateral and/or any of the transactions contemplated by the Exchange Agreement or this Agreement, (2) the Borrower's compliance with the Exchange Agreement, the Intercreditor Agreement and this Agreement and/or (3) any or all of the Collateral and the books and records relating thereto.

         SECTION 6.3 USE OF PROCEEDS. Proceeds of Loans shall be used only to finance the purchase of Replacement Vehicles pursuant to the Exchange Agreement.

         SECTION 6.4 ACCURACY AND COMPLETENESS OF INFORMATION. All information, reports, notices and other papers and data relating to the Borrower and furnished by or on behalf of the Borrower to the Agent, Atlantic, Lyon, the Atlantic Agent, the Lyon Agent and the Lenders or any of them, shall be, at the time furnished, true, complete, correct and accurate in all material respects.

         SECTION 6.5 COLLATERAL PROCEDURES. The Borrower shall take or cause to be performed such acts and actions as shall be reasonably necessary or appropriate, or that the Agent may reasonably request, to assure that the Lien upon Collateral granted in favor of the Agent shall remain in effect and be perfected.

         SECTION 6.6 COMPLIANCE WITH EXCHANGE AGREEMENT. The Borrower shall take all actions necessary so as to fully comply with all terms and conditions of the Exchange Agreement applicable to the Borrower.

         SECTION 6.7 QUALIFIED INTERMEDIARY. The Borrower shall at all times be the trust department of a United States commercial bank having a combined capital and surplus of at least $500,000,000 and a minimum rating issued by S&P and Moody's of A-1 and P-1, respectively, on its (or, if its commercial paper is not then rated by S&P or Moody's, its ultimate parent's or holding company's) commercial paper or a minimum rating issued by S&P and Moody's of A and A2, respectively, on its (or, if its senior unsecured debt is not then rated by S&P or Moody's, its ultimate parent's or holding company's) senior unsecured debt. Any successor qualified intermediary must be approved in writing by the Majority Lenders and the Agent prior to such time as the Borrower has ceased to act as Intermediary pursuant to the Exchange Agreement. The Borrower, in its capacity as Intermediary under the Exchange Agreement, shall hold all property transferred to it from AESOP Leasing in trust for Atlantic, Lyon and the Lenders (to the extent constituting Collateral, subject to the limitation set forth in clause (iii) of the proviso in SECTION 3.1 hereof and to any applicable limitations set forth in the Intercreditor Agreement) and for AESOP Leasing and shall take any and all actions necessary to hold all such property in a manner such that such property is not subject to any claim and/or interest of any creditor or third party which has or may have any claim and/or interest against or related to the Borrower except for claims of Manufacturers which have sold Vehicles to the Qualified Intermediary and have not yet received payment for such Vehicles.

         SECTION 6.8 SELECTION OF ACCOUNTS. The Borrower shall in no event designate any Accounts under SECTION 2.2(A) hereof against which a Loan is requested to be made unless such Accounts constitute all Accounts outstanding on or after the date of the making of such Loan arising in connection with the Vehicles comprising one Group of Relinquished Vehicles in its entirety and not
(x) a portion of any Group of Relinquished Vehicles or (y) more than one Group of Relinquished Vehicles.

                                    ARTICLE 7

                              INFORMATION COVENANTS

         So long as any of the Obligations is outstanding and unpaid, so long as any of the Lenders has any obligation to make Loans hereunder or so long as this Agreement is in effect and unless the Majority Lenders or, if so specified in
SECTION 12.12 hereof, Atlantic, Lyon and the Lenders shall otherwise consent in writing, the Borrower shall furnish or cause to be furnished to the Agent, and the Agent shall furnish to Atlantic, Lyon, the Atlantic Agent, the Lyon Agent and to each Lender:

         SECTION 7.1 [Intentionally Omitted]

         SECTION 7.2 ANNUAL FINANCIAL STATEMENTS AND INFORMATION. Not later than ninety (90) days after the end of each fiscal year for the Borrower, the audited consolidated balance sheet of the Borrower as at the end of such fiscal year, and the related audited statements of income and retained earnings and statements of cash flows of the Borrower for such fiscal year, which financial statements shall set forth in comparative form such figures as at the end of and for the previous fiscal year, and shall be accompanied by an unqualified opinion of a nationally recognized public accounting firm.

         SECTION 7.3 BORROWING BASE CERTIFICATE. Within two (2) Business Days after the end of each week, and at any time after the occurrence of an Event of Default, within twenty-four (24) hours of any request of the Agent, Atlantic, Lyon, the Atlantic Agent, the Lyon Agent or any Lender, the Borrower shall deliver or cause the Administrator to deliver to the Agent a Borrowing Base Certificate dated as of the end of each such week and in the case of a request by the Agent, the Atlantic Agent, the Lyon Agent, Atlantic, Lyon or any Lender, as of the date of such request. The Borrowing Base Certificate shall: (A) be substantially in the form of EXHIBIT B attached hereto; (B) contain the information identified therein; and (C) contain a certification by the Administrator, signed by an Authorized Signatory, that the information set forth therein is true and complete and, in the case of a week-end Borrowing Base Certificate, that no Default or Event of Default then exists. Failure to provide the Borrowing Base Certificate as required hereunder shall be deemed to be a payment default pursuant to SECTION 9.1(B) hereof but without any grace period.

         In the event that the Borrower or the Administrator shall deliver to the Agent a Borrowing Base Certificate indicating, among other things, that the Outstanding Credit exceeds any of the aggregate Borrowing Base of the outstanding Loans, the Commitments or the Program Limit or that the outstanding principal amount of any Loan exceeds the Borrowing Base for such Loan, the Lenders shall be under no obligation to make any Loans (and the Borrower shall not request any Loan) until, provided all other terms and conditions set forth herein have been satisfied, the Borrower or the Administrator delivers to the Agent, a Borrowing Base Certificate which indicates that the aggregate Borrowing Base for all outstanding Loans exceeds the Outstanding Credit, that the Commitments and the Program Limit each exceed the Outstanding Credit and that the Borrowing Base for each Loan exceeds the outstanding principal amount of such Loan.

         SECTION 7.4 COLLATERAL VERIFICATION. The Borrower shall, at the request of the Agent, the Lyon Agent or the Atlantic Agent made during the continuance of an Event of Default, promptly deliver to the Agent a report in form and substance satisfactory to the Agent, the Lyon Agent and the Atlantic Agent of a nationally recognized public accounting firm acceptable to Atlantic, Lyon and the Lenders, indicating, among other things, the results of its verification of Collateral, and such other items as the Agent, the Lyon Agent or the Atlantic Agent shall reasonably request. The Borrower shall pay all costs and expenses incurred in connection with such report.

         SECTION 7.5 COMPLIANCE CERTIFICATES. Not later than 15 days after the end of each calendar quarter, a certificate of a financial officer or the president of the Administrator and an Authorized Signatory of the Borrower, substantially in the form of EXHIBIT G attached hereto, or in such other form and with such substance satisfactory to the Agent, the Lyon Agent and the Atlantic Agent, including but not limited to:

         (a) setting forth as at the end of such quarter the arithmetical calculations required to establish whether or not the Borrower was in compliance with the requirements of SECTIONS 2.1(A) and 2.6(B) hereof (to be delivered by the Administrator only); and

         (b) stating that, to the best of his or her knowledge, no Default or Event of Default exists as at the end of such quarter or, if a Default or an Event of Default exists, disclosing each such Default or Event of Default and its nature, when it occurred, and the steps being taken by the Borrower with respect to such Default or Event of Default.

         SECTION 7.6 NOTICE OF LITIGATION AND OTHER MATTERS. Prompt notice and (except as indicated below) in any event within fifteen (15) days, notice of the following events as to which the Borrower has received notice or otherwise become aware thereof:

         (a) the commencement of any proceedings or investigations by or before any governmental body and all actions and proceedings in any court or before any arbitrator against or, to the extent known to the Borrower, (x) affecting the Borrower or any of its properties, assets or businesses, which, if adversely determined, would have a Materially Adverse Effect Upon the Borrower or (y) affecting or relating to any Collateral or the Exchange Agreement;

         (b) within five (5) days after the Borrower learns of the same, the occurrence and continuance of any Default or any Event of Default, giving in each case the details thereof and specifying the action proposed to be taken with respect thereto;

         (c) any modification to any Repurchase Agreement that relates to or affects any Collateral (including, without limitation, the timing of payment thereof or instructions thereunder for payments relating to Accounts) or that otherwise relates to or affects the Borrower's rights with respect to Relinquished Vehicles or any Collateral;

         (d) any Notice of Termination pursuant to Section 8.2 of the Exchange Agreement; or

         (e) any reduction of the Borrower's short term debt rating by either S&P or Moody's.

         SECTION 7.7 REPURCHASE PROGRAM TERMS. Promptly upon receipt, copies of any changes in any Repurchase Agreement.

         SECTION 7.8 ADDITIONAL INFORMATION. As soon as practicable after any request therefor, such additional information as the Agent, Atlantic, Lyon, the Atlantic Agent, the Lyon Agent or any Lender may reasonably request.

         SECTION 7.9 FORMS AND NOTICES.

         (a) Upon request of the Agent, (A) a report containing details with respect to each Transfer Notice, each Recission of Relinquished Vehicle Identification and Transfer and each Notice of Release of Funds delivered to or by it in its capacity as the Qualified Intermediary, (B) all statements relating to the Exchange Accounts and (C) all other forms, notices or other correspondence given or received by the Borrower pursuant to or with respect to the Exchange Agreement or the transactions conducted pursuant thereto; and

         (b) concurrently with the first to occur of the Borrower's transmission to or receipt of such notices, statements or correspondence (and in no event more than one (1) Business Day thereafter), any notices or other correspondence relating to compliance of transactions pursuant to the Exchange Agreement with
Section 1031 of the Code and the regulations issued thereunder. The Borrower shall further notify the Agent of any change in, deletion from or addition to the SCHEDULE OF EXCHANGE ACCOUNTS attached hereto as SCHEDULE 7.9 and of any breach or failure to comply with the terms and conditions of the Exchange Agreement by the Borrower or AESOP Leasing.

                                    ARTICLE 8

                               NEGATIVE COVENANTS

         So long as any of the Obligations is outstanding and unpaid, so long as any of the Lenders has any obligation to make Loans hereunder or so long as this Agreement is in effect and unless the Majority Lenders or, if so specified in
SECTION 12.12 hereof, Atlantic, Lyon and the Lenders, shall otherwise give their prior consent in writing:

         SECTION 8.1 NAME CHANGE; ADDRESS CHANGE. The Borrower shall not change its name, transact business under any trade name, or change its principal place of business, chief executive office or the location of its books and records relating to the Collateral, without first giving the Agent thirty (30) days' prior written notice of its intent to do so and having taken such action and executed such UCC financing statements and other documents reasonably requested by the Agent to maintain and preserve the first priority perfected Lien of the Agent in the Collateral. The Borrower shall promptly notify the Agent when such change becomes effective.

         SECTION 8.2 AMENDMENTS AND MODIFICATIONS. The Borrower shall not execute or agree to any waiver, supplement, amendment, assignment, transfer or termination of the Exchange Agreement without the prior written consent of the Agent and the Majority Lenders. The Borrower shall not execute or agree to any waiver, supplement, amendment, assignment, transfer or termination of any Repurchase Agreement that relates to or affects any Collateral (including, without limitation, the timing of payment thereof or instructions thereunder for payments relating to Accounts) or that otherwise relates to or affects the Borrower's rights with respect to Relinquished Vehicles or any Collateral. The Borrower will not extend, amend or otherwise modify the terms of any Account without the prior written consent of AESOP Leasing, the Agent, the Atlantic Agent and the Lyon Agent.

         SECTION 8.3 NO LIENS; POSSESSION OF VEHICLES. The Borrower shall not sell, assign or otherwise dispose of, or create or permit to exist any Lien with respect to (a) any Collateral other than the Lien granted to the Agent herein, or (b) any Exchange Account.

                                    ARTICLE 9

                                EVENTS OF DEFAULT

         SECTION 9.1 EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or non-governmental body:

         (a) Any representation or warranty made under this Agreement shall prove to have been untrue, incorrect, incomplete or misleading in any material respect when made or deemed to have been made; or any schedule, report, notice, certificate or other writing furnished by the Borrower to Atlantic, Lyon, the Atlantic Agent, the Lyon Agent, any Lender or the Agent is untrue, incorrect, incomplete or misleading in any material respect on the date as of which the facts set forth therein are stated or certified; or any certification made or deemed made by the Borrower to Atlantic, Lyon, the Atlantic Agent, the Lyon Agent, any Lender or the Agent is untrue, incorrect, incomplete or misleading in any material respect on or as of the date made or deemed made;

         (b) The Borrower (i) shall fail to pay fees or other amounts (other than interest or principal) within five (5) days of when due and payable, (ii) except as provided in SECTION 9.1(C) hereof, shall fail to pay any payment of principal or interest (including any required prepayment of principal or interest), when due and payable, or (iii) shall fail to deliver or cause to be delivered a Borrowing Base Certificate when due;

         (c) The Borrower shall fail to make any payment of principal due pursuant to SECTION 2.2(C) hereof when due and payable;

         (d) The Borrower shall default in the performance or observance of any agreement, provision or covenant contained in SECTION 7.6 hereof;

         (e) The Borrower shall default in the performance or observance of any agreement, provision or covenant contained in this Agreement, any other Loan Document or any Repurchase

Agreement not otherwise specifically referred to elsewhere in this SECTION 9.1, and such default shall not be cured within a period of ten (10) days, provided that if the Borrower shall fail to satisfy the minimum rating requirements under
SECTION 6.7 herewith, such failure shall not constitute a Default or Event of Default so long as, within 60 days after such failure first occurs, (1) the Borrower is replaced as borrower under the Loan Documents and Intermediary under the Exchange Agreement with a successor qualified intermediary approved in writing by the Majority Lenders and the Agent which satisfies the requirements of the first sentence of SECTION 6.7 hereof as well as the requirements set forth in the definition of Eligible Successor Intermediary (as defined in the Exchange Agreement) (none of the Agent, the Atlantic Agent, the Lyon Agent, Atlantic, Lyon nor any Lender having any obligation to find such a successor) and (2) the Borrower has complied with all relevant provisions in Section 8.1 or 8.2, as applicable, of the Exchange Agreement with respect to its replacement;

         (f) There shall occur any default in the performance or observance of any agreement, provision, covenant, or breach of any representation or warranty contained in any of, or a default under, the Intercreditor Agreement or the Indenture and such default shall continue beyond the grace period (if any) provided in the documents under which such default occurred;

         (g) An Event of Bankruptcy shall occur with respect to any of the Borrower, ARAC, ARC or AESOP Leasing;

         (h) The Indenture shall be terminated and the Exchange Agreement and all Repurchase Agreements shall not, on or prior to the date of such termination, be amended in a manner satisfactory to the Agent, the Atlantic Agent and the Lyon Agent to, among other things, remove references to payments to the Collection Account or the Trustee;

         (i) Any final and unappealable (or, if capable of appeal, such appeal is not being diligently pursued or enforcement thereof has not been stayed) judgment or order for the payment of money in excess of $100,000 which is not fully covered by insurance shall be rendered against AESOP Leasing, and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or a warrant of attachment or execution or similar process shall be issued or levied against property of AESOP Leasing which, together with all other property of AESOP Leasing subject to other such process, exceeds in value $100,000 in the aggregate, and if, within thirty (30) days after the entry, issue or levy thereof, such judgment, warrant or process shall not have been paid or discharged or stayed pending appeal or if, within the thirty (30) days after the expiration of any such stay, such judgment, warrant or process shall not have been paid or discharged;

         (j) Any event or condition shall occur which results in the acceleration of the maturity of any Indebtedness for Money Borrowed secured by any of the assets of AESOP Leasing or any Indebtedness of, or guaranteed by, AESOP Leasing having a principal amount, individually or in the aggregate, in excess of $1,000,000; or enables the holder or holders of such other Indebtedness or any trustee or agent for such holders (any required notice of default having been given and any applicable grace period having expired) to accelerate the maturity of such other Indebtedness;

         (k) All or any portion of this Agreement, the Exchange Agreement, the Intercreditor Agreement or any other Loan Document shall at any time and for any reason be declared to be null and void or shall cease to be in full force and effect, or a proceeding shall be commenced by the Borrower or any Manufacturer, or by any governmental authority having jurisdiction over the Borrower or any Manufacturer, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or the Borrower shall deny, except to the extent contemplated by SECTION 12.17 hereof, that it has any liability or obligation for the payment of principal, interest or fees purported to be created under any Loan Document, or the Borrower, AESOP Leasing or any other Person shall allege, claim or hold any of the foregoing or shall allege, claim or hold that the Agent's Lien in any Collateral is not a valid perfected first priority Lien therein;

         (l) Any Change in Control of AESOP Leasing, ARAC or ARC shall occur without the prior written consent of the Agent, the Atlantic Agent, the Lyon Agent and the Majority Lenders (which consent shall not be unreasonably withheld);

         (m) The Borrower or AESOP Leasing breaches or fails to comply with any term, condition, covenant or agreement of the Exchange Agreement; or the Exchange Agreement shall be terminated or a notice of termination shall have been given thereunder;

         (n) An "Event of Default" shall have occurred and be continuing under the Avis Credit Agreement;

         (o) Any representation or warranty made by the Administrator, ARAC or AESOP Leasing in the Administration Agreement, any Representation and Covenant Letter, any Administrator Borrowing Date Certificate, any AESOP Borrowing Date Certificate, the Intercreditor Agreement or any other Loan Document shall prove to have been untrue, incorrect, incomplete or misleading in any material respect when made or deemed to have been made; or any schedule, report, notice, certificate or other writing furnished by the Administrator, ARAC or AESOP Leasing to Atlantic, Lyon, the Atlantic Agent, the Lyon Agent, any Lender or the Agent pursuant to any of the Administration Agreement, any Representation and Covenant Letter, any Administrator Borrowing Date Certificate, any AESOP Borrowing Date Certificate, the Intercreditor Agreement or any other Loan Document is untrue, incorrect, incomplete or misleading in any material respect on the date as of which the facts set forth therein are stated or certified; or there shall occur any default in the performance or observance by the Administrator, ARAC or AESOP Leasing of any agreement, provision or covenant contained in the Administration Agreement, any Representation and Covenant Letter, any Administrator Borrowing Date Certificate, any AESOP Borrowing Date Certificate, the Intercreditor Agreement or any other Loan Document;

         (p) an "AESOP I Operating Lease Event of Default," an "AESOP I Operating Lease Loan Event of Default," an "Amortization Event," a "Limited Liquidation Event of Default" or a "Liquidation Event of Default" (each as defined in the Indenture) shall have occurred and be continuing or any other AESOP Exchange Agreement Termination Event (as defined in the Exchange Agreement) shall have occurred and be continuing;

         (q) The Borrowing Base for any Loan shall be determined in whole or in part using a percentage of Designated Eligible Accounts owing by a particular Manufacturer, of less than 88%

(80% with respect to a Manufacturer whose short term rating by either S&P or Moody's is below A-1 or P-1, as the case may be) for two consecutive weekly Borrowing Base periods; or

         (r) There shall have occurred any material adverse change in the financial condition or operations of AESOP Leasing, ARAC or ARC since December 31, 1997; or there shall have occurred any event which may materially adversely affect the collectibility of the Collateral.

         SECTION 9.2 REMEDIES. If an Event of Default shall have occurred:

         (a) The Agent may, or at the direction of the Majority Lenders shall, do one or more of the following at any time or times after an Event of Default: terminate the Commitments and reduce the Program Limit to zero; or declare all or any part of the unpaid principal amount of all the Loans at the time outstanding, all interest accrued and unpaid thereon to the date of such declaration and all other amounts then owing under this Agreement or the Notes to be, whereupon the same shall become, forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower; PROVIDED, HOWEVER, with respect to an Event of Default as provided in CLAUSE (G) of SECTION 9.1 hereof, CLAUSES (I) and (II) of this paragraph shall automatically apply without further action by the Agent, the Atlantic Agent, the Lyon Agent, Atlantic, Lyon or the Lenders and without notice, and such notice and declaration is expressly waived anything in this Agreement or in the Notes, or any of them, to the contrary notwithstanding; and

         (b) The Agent may require that (i) any and all payments to be made under the Intercreditor Agreement with respect to Collateral or otherwise to be paid to or for the benefit of the Agent, Atlantic, Lyon or any Lender, (ii) any and all payments of Assigned Special Default Payments or Special Service Charges (other than Special Service Charges paid or payable to the Borrower as indemnity payments for its own amount or as compensation for its services under the Exchange Agreement or to reimburse the Borrower for fees and expenses incurred by the Borrower pursuant to the Exchange Agreement) or any guaranty obligations of any of the foregoing, in each instance, payable under the AESOP I Operating Lease and/or (iii) any and all monies held in any Agent Trust Account shall, in each instance, be paid by the payor or holder thereof directly to the Agent for application to the payment of the Obligations in such order or manner as the Agent shall choose in its sole discretion (and the Borrower hereby authorizes such payment to the Agent); PROVIDED that so long as the Intercreditor Agreement shall be in effect any payment under clause (i), (ii) or (iii) above received by the Agent may not be applied to the payment of principal or interest on any Loan unless such payment received by the Agent constitutes or derives from Collateral for such Loan.

The rights and remedies of the Agent, the Atlantic Agent, the Lyon Agent, Atlantic, Lyon and the Lenders hereunder and under the other Loan Documents shall be cumulative and not exclusive.

                                   ARTICLE 10

                                    THE AGENT

         SECTION 10.1 APPOINTMENT AND AUTHORIZATION OF AGENT. Each Lender hereby irrevocably appoints and authorizes, and hereby agrees that it will require any transferee of any of its interest in its Loans and in its Note irrevocably to appoint and authorize, the Agent to take such actions as its agent on its behalf and to exercise such powers hereunder as are delegated by the terms hereof, together with such powers as are reasonably incidental thereto. Atlantic, Lyon and each Lender hereby authorizes, consents to and directs the Borrower to deal with the Agent as the true and lawful Agent for Atlantic, Lyon and such Lender to the extent set forth herein. Without limitation of the foregoing, each Lender hereby authorizes the Agent to enter into the Intercreditor Agreement. As to any matters not expressly provided for by this Agreement, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions from the Majority Lenders and such instructions shall be binding upon Atlantic, Lyon and all of the Lenders; PROVIDED, HOWEVER, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law. Neither the Agent nor any of its directors, officers, employees or agents shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

         SECTION 10.2 AGENT RELIANCE, ETC. Neither the Agent nor any of its past, present or future directors, officers, agents, employees or attorneys shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or wilful misconduct. Without limiting the generality of the foregoing, the Agent: (a) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form reasonably satisfactory to the Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to Atlantic, Lyon or any Lender and shall not be responsible to Atlantic, Lyon or any Lender for any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, any other Loan Document or the Exchange Agreement or to inspect the property (including the books and records) of the Borrower; (e) shall not be responsible to Atlantic, Lyon or any Lender for the due execution (other than by CLNY as Agent), legality, validity, enforceability, genuineness or sufficiency of any document furnished pursuant thereto; (f) shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties; and (g) shall not be deemed to have knowledge of the occurrence of a Default unless the Agent has received notice from Atlantic, Lyon or a Lender or the Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such notice of the occurrence of a Default, the Agent shall give prompt telephonic notice thereof (promptly confirmed in writing) to Atlantic, Lyon and the Lenders.

         SECTION 10.3 CLNY AND AFFILIATES. With respect to its Commitment, the Loans made by it, and the Notes issued to it, CLNY shall have the same rights and powers under this Agreement and the Notes as any other Lender and may exercise the same as though it were not the Agent; and the terms, "Lender" or "Lenders" shall, unless otherwise expressly indicated, include CLNY in its individual capacity. CLNY and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, ARAC, AESOP Leasing, any of their respective Affiliates and any Person who may do business with or own securities of the Borrower, ARAC, AESOP Leasing or any of their respective Affiliates, all as if CLNY were not the Agent and without any duty to account therefor to Atlantic, Lyon or the Lenders. If CLNY is removed as Agent, it will not effect CLNY's rights and interests as a Lender.

         SECTION 10.4  INDEMNIFICATION.

         (a) The Lenders agree to indemnify the Agent (to the extent not reimbursed by or on behalf of the Borrower), ratably according to the respective principal amounts outstanding under the Notes then held by each of them (or if no amounts are at the time outstanding, ratably according to the respective amounts of the Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of any of the Loan Documents, or any action taken or omitted by the Agent under any of the Loan Documents, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, administration, or enforcement of, or legal advice in respect of rights or responsibilities under, any of the Loan Documents, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower. Notwithstanding anything contained in this SUBSECTION (A), in the event that the Agent shall be reimbursed by or on behalf of the Borrower for any cost incurred by it, any and all of which costs have been paid by any Lender, the Agent promptly upon receipt of such amounts shall remit the same to each Lender pro rata in accordance with the respective payments made by such Lender.

         (b) Each Lender hereby agrees that any amounts owed to the Agent by any of the Lenders in connection with the Loans made pursuant to this Agreement may be deducted by the Agent, and applied to such amounts, from amounts made available, in accordance with any of the Loan Documents, by the Borrower to the Agent for the account of such Lender, with such Lender remaining liable for any deficiency.

         (c) Notwithstanding any other provisions of the Loan Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction (including appropriate bond or security) by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

         All obligations provided for in this SECTION 10.4 shall survive termination of this Agreement and the replacement of the Agent under SECTION
10.5 hereof.

         SECTION 10.5 SUCCESSOR AGENT. The Agent may resign at any time as the Agent under this Agreement by giving thirty (30) days' prior written notice thereof to the Lenders and the Borrower. The Agent may be removed at any time by the Majority Lenders (exclusive of CLNY); PROVIDED, HOWEVER, that the Agent shall not be removed by the Majority Lenders hereunder unless all fees, costs, Obligations, expenses and other amounts due or to become due to the Agent under this Agreement, the Intercreditor Agreement and any other Loan Document, shall have been paid in full. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent hereunder. If no successor Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, in the case of resignation, within thirty (30) days after the retiring Agent's giving of notice of resignation, or, in the case of removal, on the date such removal becomes effective then the retiring or removed Agent may, on behalf of the Lenders, appoint a


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successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon (a) the acceptance of any appointment as Agent hereunder by a successor Agent, and (b) the receipt by such successor Agent of such documents of transfer and assignment as it may reasonably request, (c) the completion, in a manner satisfactory to the Majority Lenders, of all actions necessary to effectively vest with the successor Agent all of the retiring or removed Agent's right, title and interest in and to this Agreement and the other Loan Documents and in and to the Collateral, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent, and the retiring or removed Agent shall be discharged from its duties and obligations as Agent under this Agreement. After any retiring or removed Agent's resignation or removal as Agent under this Agreement, the provisions of this SECTION 10.5 shall inure to its benefit only as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. The Agent shall not be liable to the Lenders or to any Lender in acting or refraining from acting under this Agreement or under any of the Loan Documents in accordance with the instructions of the Majority Lenders, or of all of the Lenders where the consent or direction of all of the Lenders is required hereunder, and any action taken or failure to act pursuant to such instructions shall be binding on all Lenders.

         SECTION 10.6 RESPONSIBILITY DISCLAIMED. The Agent shall be under no liability or responsibility whatsoever as Agent:

         (a) To the Borrower or any other Person as a consequence of any failure or delay in performance by or any breach by, any Lender or Lenders of any of its or their obligations under this Agreement or any of the Loan Documents; or

         (b) To Atlantic, Lyon or any Lender or Lenders, as a consequence of any failure or delay in performance by or any breach by, the Borrower or any other obligor of any of its obligations under this Agreement or the Notes or any other Loan Document.

         SECTION 10.7 CREDIT DECISION. Each Lender represents and warrants to each other and to the Agent that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower, ARAC, AESOP Leasing, Manufacturers and the Collateral and its own decision to enter into this Agreement and that it will, independently and without reliance upon the Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or determining not to take action under this Agreement. The Agent shall not be required to keep informed as to the performance or observance by the Borrower, ARAC or AESOP Leasing of this Agreement or any other document referred to or provided for herein or to inspect the properties or books of the Borrower, ARAC or AESOP Leasing. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower, AESOP Leasing, ARAC or any Manufacturer which may come into the Agent's possession.

                                   ARTICLE 11

                             CIRCUMSTANCES AFFECTING
                       EURODOLLAR, ATLANTIC OR LYON LOANS

         SECTION 11.1 INABILITY TO DETERMINE INTEREST RATES, ETC. If, on or prior to the determination of an interest rate for any Interest Period, the Agent determines that for any reason appropriate quotations are not available to it for purposes of determining the Interbank Rate, the Agent shall give prompt notice thereof to the Borrower and Atlantic, Lyon or each Lender, as applicable, and until appropriate quotations are available, the Borrower will not be permitted to borrow any Eurodollar Loan, or convert any Loan to, or continue any Loan as, a Eurodollar Loan.

         SECTION 11.2 INCREASED COSTS. If any Regulatory Change:

         (a) shall subject Atlantic, Lyon or any Lender to any tax, duty or other charge, other than changes in the rate of tax on the overall net income of Atlantic, Lyon or such Lender, determined by Atlantic, Lyon or such Lender, as appropriate, to be applicable to any Eurodollar Loan, to its obligation to make or maintain any such Loan, or to this Agreement or any Note, or shall, in the determination of Atlantic, Lyon or such Lender, change the basis of taxation of payments to Atlantic, Lyon or such Lender, as appropriate, of the principal amounts payable under this Agreement in respect of any Eurodollar Loan or its obligation to make or maintain any Eurodollar Loan; or

         (b) shall impose, increase, modify or deem applicable any reserve, special deposit, capital adequacy, assignment or other requirement or condition against, or any fees or charges in respect of, assets of, deposits with or to the account of, Commitments of, or credit extended by, Atlantic, Lyon or any Lender, with respect to Eurodollar Loans, or shall impose on Atlantic, Lyon or such Lender or on any relevant interbank market for Dollars, or the market for certificates of deposit, any condition; and the result of the foregoing, in the determination of Atlantic, Lyon or such Lender is (i) to reduce the amount of any sum received or receivable by Atlantic, Lyon or such Lender with respect to any Eurodollar Loan, (ii) to impose a cost on or increase the cost to Atlantic, Lyon or such Lender that is attributable to the making or maintaining of any Eurodollar Loan or its Commitment to make any Eurodollar Loan, or (iii) to require Atlantic, Lyon or such Lender to make any payment on or calculated by reference to the gross amount of any amount received by it hereunder or under any Note, then within fifteen (15) days after request made by Atlantic, Lyon or such Lender to the Borrower (with a copy to the Agent), subject to SECTION 12.17 hereof, the Borrower shall pay to Atlantic, Lyon or such Lender such additional amount or amounts as Atlantic, Lyon or such Lender determines will compensate Atlantic, Lyon or such Lender for such reduction, increased cost or payment.

         SECTION 11.3 ILLEGALITY. If at any time:

         (a) Atlantic, Lyon or any Lender determines that any Regulatory Change makes it unlawful or impracticable for Atlantic, Lyon or such Lender to make or maintain any Eurodollar Loan, or to comply with its obligations hereunder in respect thereto; or

         (b) Atlantic, Lyon or any Lender determines that, by reason of any Regulatory Change it is restricted, directly or indirectly, in the amount which it may hold of (i) a category of liabilities which includes deposits or, directly or indirectly, affects the manner in which, the interest rate applicable to any Eurodollar Loan is determined, or (ii) a category of assets which includes such a Eurodollar Loan;

Atlantic, Lyon or such Lender shall promptly give notice thereof to the Borrower and the Agent, and Atlantic's, Lyon's or such Lender's obligation to make or maintain Eurodollar Loans of that type shall be suspended and in the case of CLAUSE (A), such Eurodollar Loan shall be prepaid on the last day on which Atlantic, Lyon or such Lender may lawfully continue to maintain Eurodollar Loans of that type or, in the case of CLAUSE (B), such Eurodollar Loan shall be prepaid on the last day determined by Atlantic, Lyon or the Lender to be the last Business Day or Eurodollar Business Day, as the case may be, before the effective date of the applicable restriction and all pending requests for the making of Eurodollar Loans of that type shall be deemed with respect to Atlantic, Lyon or such Lender, requests for Domestic Loans.

         SECTION 11.4 REPLACEMENT LENDERS. If, and on each occasion that, a Lender makes a demand for compensation pursuant to SECTIONS 11.2 or 12.5 hereof, or a Lender is unable to fund Eurodollar Loans, the Borrower may, upon at least five (5) Business Days' prior irrevocable written or telex notice to such Lender and the Agent, in whole permanently replace the Commitments of such Lender; PROVIDED, that the Borrower shall replace such Commitments with the commitment of a Lender that is satisfactory to the Agent, the Lyon Agent and the Atlantic Agent in their reasonable discretion. Any such replacement Lender shall upon the effective date of replacement purchase the Obligations owed to such replaced Lender for the aggregate amount thereof and shall thereupon for all purposes become a "Lender" hereunder.

         SECTION 11.5 INITIAL LENDING OFFICE; CHANGE OF LENDING OFFICE. The initial Domestic and Eurodollar Lending Offices of Atlantic, Lyon and any Lender shall be as set forth below the signature of Atlantic, Lyon and each Lender on the signature pages hereto or in a notice delivered to the Borrower, and in the absence of any such designation or notice, Atlantic, Lyon and each such Lender at the address of Atlantic, Lyon and such Lender determined in accordance with the provisions of SECTION 12.1 hereof. Atlantic, Lyon and each Lender may at any time and from time to time change any Lending Office and shall give notice of any such change to the Borrower; PROVIDED that such change of Lending Office made at the election of Atlantic, Lyon or such Lender, and not at the request of the Borrower, shall not make operable the provisions of SECTION 11.2 hereof or entitle Atlantic, Lyon or such Lender to make a claim under SECTION 11.3 hereof, if the operability of such clause or such claim results solely from such change and not from a subsequent Regulatory Change.

         SECTION 11.6 FUNDING LOSSES. Subject to the provisions of SECTION 12.17 hereof, the Borrower shall pay to Atlantic, Lyon or each Lender, as the case may be, upon request, such amount or amounts as Atlantic, Lyon or such Lender determines are necessary to compensate it for any loss, cost or expense incurred by it (including, without limitation, any breakage costs or fees) as a result of
(a) any payment or prepayment of a Loan by Atlantic or Lyon (or any prepayment in respect of Atlantic's or Lyon's commercial paper notes) or a Eurodollar Loan on a date other than the last day of an Interest Period for such Loan by Atlantic or Lyon or Eurodollar Loan, or (b) a Loan (other than a Domestic Loan) for any reason (other than a default by such Lender) not being made, or any payment


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

or prepayment of principal of or interest thereon not being made, on the date therefor determined in accordance with the applicable provisions of this Agreement. At the election of such Lender and without limiting the generality of the foregoing, but without duplication, such compensation on account of losses may include an amount equal to (i) the interest (exclusive of the margin applicable to such Eurodollar Loan as set in accordance with SECTION 2.4(A) hereof) that would have been received from the Borrower under this Agreement on any amounts to be reemployed during an Interest Period or its remaining portion MINUS (ii) the interest component of the return which such Lender determines it could have obtained had it placed such amount on deposit in the interbank Dollar market selected by it for a period equal to such Interest Period or its remaining portion. Determination of the amount of such losses and out-of-pocket expenses by Atlantic, Lyon or any Lender, including the Agent as a Lender, shall be made by Atlantic, Lyon or such Lender who shall provide the Borrower with a certificate by Atlantic, Lyon or such Lender setting forth the amount to be paid to it and the calculations therefor, which certificate and calculations shall be presumed correct, absent manifest error and, after thirty (30) days, will be conclusively correct if not corrected.

         SECTION 11.7 DETERMINATIONS. In making any determination contemplated by SECTIONS 11.1, 11.2, 11.3 and 11.6 hereof, Atlantic, Lyon and each Lender may make such reasonable estimates, assumptions, allocations and the like that such Lender in good faith determines to be appropriate, but Atlantic's, Lyon's or such Lender's selection thereof in accordance with this SECTION 11.7, and the determination made by Atlantic, Lyon or such Lender on the basis thereof, shall be final, binding and conclusive upon the Borrower, except, in the case of such determinations, for manifest errors in computation or transmission.

                                   ARTICLE 12

                                  MISCELLANEOUS

         SECTION 12.1 NOTICES.

         (a) All notices and other communications under this Agreement shall be in writing and shall be deemed to have been given three (3) Business Days after deposit in the mail, designated as certified mail, return receipt requested, postage-prepaid or one (1) Business Day after being entrusted to a reputable commercial overnight delivery service, or when sent by telex or telecopy on a Business Day addressed to the party to which such notice is directed at its address determined as provided in this SECTION 12.1. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

                  (i)      If to the Borrower, to it at:

                           Bank One, Texas, National Association
                           P.O. Box 259000
                           Dallas, Texas 75225
                           Attn: Corporate Trust Department

                           with a copy to:

                           Thompson & Knight, P.C.


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

                           1700 Pacific Avenue
                           Suite 3300
                           Dallas, Texas 75201
                           Attn:  J.Y. Robb III
                           with a copy to the Administrator at:

                           Avis Rent A Car System, Inc.
                           900 Old Country Road
                           Garden City, New York  11530
                           Attn:  Treasurer
                           Facsimile No.:  516-222-3751

                  (ii)     If to the Agent, to it at:

                           Credit Lyonnais
                           New York Branch
                           1301 Avenue of the Americas
                           New York, NY  10019
                           Attn:  Structured Finance
                                    Ms. Tina Kourmpetis
                           Facsimile No.: 212-459-3258

                           with a copy to:

                           Kaye, Scholer, Fierman, Hays & Handler, LLP
                           425 Park Avenue
                           New York, NY  10022
                           Attn:  Eric Marcus, Esq.

                  (iii) If to Atlantic, Lyon or the Lenders, to them at their respective addresses set forth in SCHEDULE 12.1 hereto.

         (b) Any party hereto may change the address to which notices shall be directed under this SECTION 12.1 by giving notice as required under SECTION 12.1(A) hereof.

         (c) All notices to be given hereunder by Atlantic or by Lyon may be given by the Atlantic Agent or the Lyon Agent, respectively, on behalf of Atlantic or Lyon.

         (d) Copies of all notices delivered pursuant to SECTION 12.12 shall be delivered by the Agent to Moody's Investor Services, Inc., 23 Barclay Street, New York, New York 10007, Attention: ABS Monitoring Dept., and Standard & Poor's Ratings Services, 25 Broadway, New York, New York 10004, Attention: Asset Backed Surveillance Dept.

         SECTION 12.2 EXPENSES. Subject to the provisions of SECTION 12.17 hereof, the Borrower agrees promptly to pay:


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

         (a) all reasonable out-of-pocket expenses of the Agent in connection with the preparation, negotiation, syndication, execution and delivery of this Agreement, the Intercreditor Agreement and the other Loan Documents, and all other documents, agreements, certificates and writings arising out of or in connection with the transactions contemplated herein and all transactions contemplated hereunder and the making of the Loans hereunder, including, but not limited to, disbursements and reasonable fees of counsel for the Agent;

         (b) all reasonable out-of-pocket costs and expenses of the Agent directly relating to the administration of the transactions contemplated in this Agreement, the Intercreditor Agreement, the other Loan Documents, and all other documents, agreements, certificates and writings arising out of or in connection with the transactions contemplated herein including any assignments of the Loans, the preparation, negotiation, execution and delivery of any waiver, amendment or consent by the Agent, Atlantic, Lyon and the Lenders, or any of them, relating to this Agreement or the other Loan Documents, including, but not limited to, disbursements and reasonable fees of any counsel for the Agent; and

         (c) all reasonable out-of-pocket costs and expenses of the Agent, the Atlantic Agent, the Lyon Agent, Atlantic, Lyon and any of the Lenders relating to any restructuring, collection, refinancing, enforcement or "work out" of the transactions contemplated by this Agreement, the Intercreditor Agreement, the other Loan Documents and all other documents, agreements, certificates and writings arising out of or in connection with the transactions contemplated herein and of obtaining performance under this Agreement, the other Loan Documents, and all other documents, agreements, certificates and writings arising out of or in connection with the transactions contemplated herein including, without limitation, reasonable fees of counsel to the Agent, the Atlantic Agent, the Lyon Agent, Atlantic, Lyon or any of the Lenders, experts, agents and consultants of the Atlantic Agent, the Lyon Agent, the Agent, Atlantic, Lyon and each of the Lenders, and all such costs, expenses and fees at trial, on appeal or in bankruptcy or other proceedings.

         SECTION 12.3 WAIVERS. The rights and remedies of the Agent, the Atlantic Agent, the Lyon Agent, Atlantic, Lyon and the Lenders under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No failure or delay by the Agent, the Atlantic Agent, the Lyon Agent, Atlantic, Lyon, the Majority Lenders or the Lenders, or any of them, in exercising any right shall operate as a waiver of such right. Any waiver or indulgence granted by the Agent, the Atlantic Agent, the Lyon Agent, Atlantic, Lyon, the Majority Lenders, the Lenders or any of them shall not constitute a modification of this Agreement, except to the extent expressly provided in writing in such waiver or indulgence, or constitute a course of dealing by any of them at variance with the terms of the Agreement such as to require further notice by any of them of their respective intent to require strict adherence of the terms of the Agreement in the future.

         SECTION 12.4 ASSIGNMENT, PARTICIPATION AND DESIGNATION.

         (a) BY THE BORROWER. The Borrower may not assign or transfer any of its rights or obligations hereunder or under any of the Notes or under any of the other Loan Documents without the prior written consent of the Agent, Atlantic, Lyon and each Lender.


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

         (b)      BY ATLANTIC, LYON AND THE LENDERS.

                  (i) GENERALLY. Atlantic, Lyon and each Lender ("ASSIGNOR LENDER") may issue participations in, sell, assign, transfer or otherwise dispose of its rights and obligations under its Note, this Agreement and the other Loan Documents upon the following conditions:

                  (A) All assignments shall be in an aggregate principal amount of at least 5% of the aggregate Commitments of all the Lenders;

                  (B) Each Lender shall continue at all times to have a Commitment of at least 5% of the aggregate Commitments of all the Lenders; and

                  (C) All assignments by any of the Lenders (but not Atlantic or Lyon) shall require the prior written consent of the Borrower and the Agent, which consent, in either case, shall not be unreasonably delayed nor withheld; PROVIDED, HOWEVER, that, at any time after an Event of Default has occurred (which has not been waived in accordance with the provisions of this Agreement), the Borrower's consent shall not be required if such assignment is (i) to a financial institution with assets of $200,000,000 or more or (ii) to a financial institution with a minimum rating issued by S&P and Moody's of A-1 and P-1, respectively, on its (or if its commercial paper is not then rated by S&P or Moody's, its ultimate parent's or holding company's) commercial paper or a minimum rating issued by S&P and Moody's of A on its (or, if its senior unsecured debt is not rated by S&P or Moody's, its ultimate parent's or holding company's) senior unsecured debt.

         Notwithstanding the foregoing, there shall be no percentage limitation on, and no consent of the Borrower and the Agent shall be required with respect to, sales or assignments by Atlantic, Lyon or any Lender hereunder or thereunder to any affiliate of Atlantic, Lyon or such Lender or any Federal Reserve Bank.

                  (ii) Transfer of Rights. Each assignment by Atlantic, Lyon or a Lender of any portion of its interest under this Agreement shall be made pursuant to an agreement substantially in the form of EXHIBIT A attached hereto. No assignment of interests by a Lender hereunder shall be effective unless the Agent has received from the assignee or the Assignor Lender an assignment fee of $2,500 for such assignment. In connection with any assignment, the Borrower and the Agent shall be entitled to continue to deal solely and directly with the Assignor Lender in connection with the interest so assigned until: (A) the Agent shall have received a notice of assignment duly executed by the Assignor Lender and the Assignment Agreement duly executed by the assignee and the Assignor Lender (which Assignment Agreement shall, among other things, contain the acknowledgment by the assignee of the Intercreditor Agreement and its agreement to the terms thereof) and (B) the Assignor Lender shall have delivered to the Agent the original of any Note that shall be subject to such assignment. From and after the date on which the Agent shall notify the Borrower and the Assignor Lender that (A) and (B) above shall have occurred and all consents (if any) required shall have been given, the assignee thereunder shall be deemed to be a party hereto and, to the extent that rights and obligations hereunder shall have been assigned to it as provided in such notice of assignment, shall have the rights and obligations of Atlantic, Lyon or a Lender, as appropriate, under this Agreement

(including without limitation the right to receive amounts payable pursuant to SECTION 2.5 hereof). In addition, the Assignor Lender shall, to the extent that rights and obligations hereunder shall have been assigned by it as provided in such notice of assignment, relinquish its rights and be released from its obligations under this Agreement and, in the case of notice of assignment covering all or the remaining portion of the Assignor Lender's right and obligations under this Agreement, Atlantic, Lyon or such Lender, as appropriate, shall cease to be a party hereto.

                  (iii) BORROWER'S OBLIGATIONS. Within thirty (30) days after the Borrower's receipt of notice from the Agent that the Agent has accepted an executed notice of assignment and the duly executed Assignment Agreement, the Borrower shall, to the extent applicable, execute and deliver to the Agent in exchange for any surrendered Note, a new Note payable to the order of the assignee in an amount equal to the Commitment assumed by it pursuant to such notice of assignment, and with respect to the portion of its Commitment retained by the Assignor Lender, a new Note to the order of Assignor Lender in an amount equal to the amount retained by such Assignor Lender hereunder. The Agent, Atlantic, Lyon, the Lenders and the Borrower acknowledge and agree that such new Notes shall not effect or constitute a novation or discharge of the Indebtedness evidenced by the surrendered Notes, and the new Notes shall contain a provision confirming such agreement.

                  (iv) PARTICIPATIONS. Atlantic, Lyon and each Lender agrees that except as expressly provided herein, (A) no participation agreement permitted hereunder shall confer any direct rights under this Agreement or under any other Loan Document to any purchaser thereof, (B) no Person to which a participation is issued shall have any right to exercise or enforce any rights under this Agreement or under any other Loan Documents and (C) except as expressly provided below, the issuer of any participation will at all times retain the right to vote or take any other actions with respect to its interests hereunder for the full Commitment Percentage (as in effect from time to time after giving effect to any assignments hereunder) of such issuing Lender hereunder. Any participation agreement permitted hereunder shall include a provision substantially similar to this SECTION 12.4(B)(IV) hereof and shall expressly prohibit reassignment of any participation of interests hereunder or any part thereof to any Person other than the Agent or any of the Lenders, or any affiliate of the Agent, any of the Lenders or such participant. Any participation agreement permitted hereunder may provide that the issuing Lender will not, without the written consent of the participant, agree to any modification, amendment or waiver of this Agreement which would (1) reduce the principal of or rate of interest on the Loans (other than default interest), (2) postpone the date fixed for any payment of principal of or interest on the Loans, (3) alter the amount of the Commitments or the Commitment Percentages,
(4) change the terms for the payment of fees (other than any Agent's fee) hereunder, or (5) release any collateral or agreements related to any collateral for the Loans. The amount, terms and conditions of any participation shall be as set forth in the participation agreement between the issuing Lender and the Person purchasing such participation, and none of the Borrower, the Agent and the other Lenders shall have any responsibility or obligation with respect thereto, or to any Person to whom any such participation may be issued. No such participation shall relieve any issuing Lender from any of its obligations under this Agreement or any of the Loan Documents, and all actions hereunder shall be conducted as if no such participation had been granted.

                  (v) MERGER OR ACQUISITION OF LENDERS. Upon any merger of any Lender with any Person wherein the Lender is not the surviving party, or the acquisition of a majority in voting interests of any Lender or substantially all of the assets of such Lender by any Person, the Borrower shall have the right to require such Lender to assign such Lender's interest in the Loans then outstanding together with such Lender's portion of the Commitments to any or all of the other Lenders who are desirous of purchasing such interest and portion or to a third party financial institution, the identity of which is in each case satisfactory to the Agent, in accordance with SECTION 12.4(B)(II) hereof. The purchase price for the interest in the Loans being assigned shall be the outstanding principal balance of such Lender's interest, plus any accrued interest, fees and other amounts due and payable to such Lender. Any costs incurred or fees arising as a result of any such assignment, including, without limitation, under SECTION 12.4(B)(II) hereof, shall be borne by the Borrower.

         (c) THIRD PARTIES. Except as specifically set forth in SECTION 12.4(B) hereof, nothing in this Agreement, the Notes or the other Loan Documents, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement, the Notes or the other Loan Documents.

         (d) PRO RATA SHARING. The provisions of this SECTION 12.4 shall not apply to any purchase of participations among Atlantic, Lyon or the Lenders pursuant to SECTION 2.10 hereof.

         SECTION 12.5 YIELD EQUIVALENCY. In the event that after the date of the execution hereof (a) the enactment or adoption of, or any change in, any law, rule, regulation, treaty, guideline or directive (whether or not having the force of law), or the interpretation or enforcement of any of the foregoing by any court, central bank, administrative or governmental authority charged with the administration thereof shall become effective and either (i) impose, modify or deem applicable any reserve, deposit, insurance premium, assessment, fee, capital requirement, tax or similar requirement applicable to any of the Banking Arrangements or (ii) impose any other condition in connection with any of the Banking Arrangements (including, without limitation, the Commitments), or (b) the Agent, Atlantic, Lyon or any Lender shall, in good faith voluntarily impose, modify or deem applicable to itself, any reserve, deposit, insurance premium, assessment, fee, capital requirement or similar requirement applicable to the Banking Arrangements (including, without limitation, the Commitments) at the request or the direction (whether or not having the force of law) of any court, central bank, administrative or governmental authority, and the result of any of the foregoing shall be to increase the cost to the Agent, Atlantic, Lyon or such Lender of extending, issuing or maintaining any of the Banking Arrangements (including, without limitation, the Commitments) or to reduce any amount (or the effective return on any amount) received or receivable by the Agent, Atlantic, Lyon or such Lender in connection with the Banking Arrangements (including, without limitation, the Commitments) (which increase in cost or reduction in yield shall be the result of the Agent's, Atlantic's, Lyon's or such Lender's reasonable allocation, in a nondiscriminatory manner among borrowers having obligations to the Agent, Atlantic, Lyon or such Lender similar to those of the Borrower, of the aggregate of such cost increases or yield reductions resulting from such event), then, upon written demand by the Agent, Atlantic, Lyon or such Lender, as applicable, the Borrower shall promptly pay to the Agent, Atlantic, Lyon or such Lender, as applicable, from time to time as specified by the Agent, Atlantic, Lyon or such Lender, subject to the provisions of SECTION 12.17 hereof, additional amounts which shall be sufficient to compensate the Agent, Atlantic, Lyon or such Lender for all such increased costs or reductions in yield. The Agent, Atlantic, Lyon or such Lender shall submit to the Borrower, at or prior to the making of each such demand, a certificate setting forth in reasonable detail such increased costs or yield reductions incurred by the Agent, Atlantic, Lyon or such Lender as a result of any of the foregoing, which certificate shall be presumed correct,


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

absent manifest error, as to the amount thereof. No increase in the cost or decrease in yield of the Agent, Atlantic, Lyon or any of the Lenders in maintaining any of the Banking Arrangements arising as a result of the phase in of any law, rule, regulation, treaty, guideline or directive in effect on the date hereof and resulting from the report dated July, 1988, entitled "International Convergence of Capital Measurement and Capital Standards" issued by the Basle Committee on Banking Regulations and Supervisory Practices shall constitute a basis on which the Agent, Atlantic, Lyon or any Lender may request the Borrower to pay additional amounts hereunder.

         SECTION 12.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

         SECTION 12.7 GOVERNING LAW: CONSENT TO JURISDICTION. THIS AGREEMENT AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW PRINCIPLES. The Borrower hereby irrevocably consents to personal jurisdiction and venue in an appropriate trial court with territorial jurisdiction in New York, New York over any suit, action or proceeding arising out of or relating to this Agreement, any Note or any other Loan Document, or arising out of the Obligations, and the Borrower hereby irrevocably agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in such courts. The Borrower hereby agrees that service of the summons and complaint and all other process which may be served in any such suit, action or proceeding may be effected by mailing by certified or registered mail a copy of such process to the Borrower at its address determined pursuant to SECTION 12.1 and that personal service of process shall not be required. However, nothing herein shall be construed to prohibit service of process by any other method permitted by law, or the bringing of any suit, action or proceeding in any other jurisdiction. The Borrower agrees that final judgment in such suit, action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.

         SECTION 12.8 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 12.9 HEADINGS. Headings used in this Agreement are for convenience only and shall not be used in connection with the construction or interpretation of any provision hereof.

         SECTION 12.10  MAXIMUM RATE.

         (a) In no event shall the rate or amount of interest due or payable hereunder or under the Notes (the "STATED RATE") exceed the maximum rate or amount of interest allowed by applicable Law (the "MAXIMUM RATE"). If at any time the Stated Rate of Atlantic, Lyon or any Lender exceeds the Maximum Rate for Atlantic, Lyon or such Lender, as applicable, the rate of interest charged hereunder shall be limited to the Maximum Rate for Atlantic, Lyon or such Lender.

         (b) Notwithstanding the use by the Lenders of the Alternate Reference Rate as a reference rate for the determination of interest on the Loans, the Lenders shall be under no obligation to obtain funds from any particular source in order to charge interest to the Borrower at interest rates based upon such reference rate.

         SECTION 12.11 ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement and the other Loan Documents described or contemplated herein embody the entire agreement and understanding among the parties hereto and thereto and supersede all prior agreements, understandings and conversations relating to the subject matter hereof and thereof.

         SECTION 12.12 AMENDMENT AND WAIVER.

         (a) Neither this Agreement nor any other Loan Document, nor any term or provision hereof or thereof may be amended or waived orally. Any amendment or waiver is effective only by an instrument in writing signed by the Majority Lenders, the Agent and by the Borrower. Notwithstanding anything stated to the contrary in this SECTION 12.12, in the event of: (i) any change in the amount or definition of the Commitments or the definition of Commitment Percentage; (ii) any change in the terms of repayment of the Loans provided in SECTION 2.9 hereof or prepayment of the Loans under SECTION 2.6 hereof; (iii) any change in principal, interest or fees due hereunder; (iv) any change in the timing of payments of interest and fees due hereunder; (v) any release or impairment of the value of any collateral for the Loans; (vi) any waiver of any Event of Default due to the Borrower's failure to pay any sum due hereunder; (vii) any amendment of this Section, or the definition of Majority Lenders; (viii) any amendment or waiver of the provisions of SECTION 4.1 hereof; (ix) any amendment of the definitions of Repurchase Agreements or Borrowing Base; or (x) any amendment of SECTION 6.5, 12.4, 12.12 or 12.13 hereof; any amendment or waiver may be made only by an instrument in writing signed by Atlantic, Lyon, the Agent and each of the Lenders and by the Borrower. No amendment to ARTICLE 10 can be effected without the Agent's written consent. Upon receipt of notice of the intention of the Agent and the Borrower to amend this Agreement (which notice shall contain the material terms of the proposed amendment), the Agent shall deliver a copy of such notice to Moody's and S&P at least thirty (30) days prior to the effective date of such proposed amendment.

         (b) Without limitation of SUBSECTION (A) above, any amendment or waiver of ARTICLE 6, ARTICLE 7, ARTICLE 8 and SECTION 9.1 may be made only by an instrument in writing signed by the Borrower, the Agent and those parties set forth in subsection (B) of the definition of Majority Lenders. Upon receipt of notice of the intention of the Agent and the Borrower to amend this Agreement (which notice shall contain the material terms of the proposed amendment), the Agent shall deliver a copy of such notice to Moody's and S&P at least thirty
(30) days prior to the effective date of such proposed amendment.

         SECTION 12.13 INDEMNITY. Subject to the provisions of SECTION 12.17 hereof, the Borrower will indemnify, defend and hold harmless the Agent, the Atlantic Agent, the Lyon Agent, Atlantic, Lyon and each Lender and each of its past, present and future agents, employees, representatives, officers and directors from and against any and all claims, actions, liabilities, losses, damages, penalties, actions, demands, judgments, suits, costs, expenses (including fees and expenses of experts, agents, consultants and counsel), and disbursements of any kind or nature (collectively, "Claims") which may be imposed on, incurred by or asserted against any such Person by any party (a) resulting from any breach by the Borrower of any representation or warranty made hereunder, (b) arising out of, or any matter relating to, directly or indirectly, (i) the Commitments, the making or administration of the Loans, or in any way relating to or arising out of this Agreement, any of the other Loan Documents or any other document contemplated by this Agreement, or (ii) allegations of any participation by the Agent, the Atlantic Agent, the Lyon Agent, Atlantic, Lyon or any Lender in the affairs of the Borrower or allegations that the Agent, the Atlantic Agent, the Lyon Agent, Atlantic, Lyon or any Lender have any joint liability of the Borrower for any reason whatsoever, or (c) arising out of the existence or administration of any collateral for the Obligations or Liens therein, except, in any case referred to above, for any portion of such claim, liability, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement resulting from such indemnified Person's gross negligence or willful misconduct determined in such case by a non-appealable judicial order. The provisions of this SECTION 12.13 shall survive satisfaction of the Obligations and the termination of this Agreement.

         SECTION 12.14 OTHER RELATIONSHIPS. No relationship created hereunder or under any other Loan Document shall in any way affect the ability of the Agent, Atlantic, Lyon and each Lender to enter into or maintain business relationships with the Borrower, AESOP Leasing or ARAC and their respective Affiliates beyond the relationships expressly contemplated by this Agreement and the other Loan Documents.

         SECTION 12.15 INTERPRETATION. Should any provision of this Agreement or any other Loan Document require a judicial interpretation, it is agreed that the judicial body interpreting or construing this Agreement or such other Loan Document shall not apply the assumption that the terms of this Agreement or such other Loan Document shall be more strictly construed against one party by reason of the rule of legal construction that an instrument is to be construed more strictly against the party which itself or through its agents prepared the agreement. The Agent, Atlantic, Lyon and the Borrower acknowledge and agree that they and their attorneys and agents have each participated equally in the negotiation and preparation of this Agreement and the other Loan Documents.

         SECTION 12.16 CONFIDENTIALITY. Unless otherwise required by applicable law, the Borrower agrees to maintain the confidentiality of this Agreement (and all drafts thereof) in communications with third parties and otherwise; PROVIDED that this Agreement may be disclosed to (a) any Liquidity Bank or Enhancement Provider, the Trustee, each other party to the Related Documents (each such term as defined in the Indenture), each other Person whose approval is necessary for AESOP Leasing to enter into the Exchange Agreement pursuant to the Related Documents and their respective counsel, auditors and examiners, (b) other third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Agent, (c) the Borrower's legal counsel and auditors and (d) governmental or regulatory authorities having jurisdiction over the Borrower.

         SECTION 12.17 LIMITED RECOURSE. Notwithstanding anything to the contrary contained in this Agreement, any Note or any other Loan Document, the obligations of the Borrower under this Agreement to pay principal, interest, fees, costs and expenses and other Obligations and to pay damages or personal money judgments against the Borrower for any Default or Event of Default are solely the obligations of the Borrower in its capacity as the Intermediary under the Exchange Agreement and shall be payable solely from Collateral, funds paid to or on behalf of the Borrower in its capacity as Intermediary pursuant to the Exchange Agreement or the AESOP I Operating Lease (other than Special Service Charges paid or payable to the Borrower as indemnity payments for its own account or as compensation for its services under the Exchange Agreement or to reimburse the Borrower for fees and expenses incurred by the Borrower pursuant to the Exchange Agreement) or from other funds received by or on behalf of the Borrower in its capacity as Intermediary under the Exchange Agreement and constituting Collateral; PROVIDED, HOWEVER, that the foregoing shall not relieve the Borrower from any liability it might otherwise have as a result of fraudulent actions taken or omissions made by it or its gross negligence or willful misconduct; PROVIDED FURTHER, that the representations and warranties made by the Borrower in Section 5.1(a) through (j) of this Agreement and the covenants in Articles 6 (other than SECTION 6.2 with respect to the payment of costs and expenses and SECTION 6.8 hereof) and 8 of this Agreement are made in its individual capacity and are the full recourse corporate obligations of the Borrower in its individual capacity to the extent of losses or other Claims actually incurred by the Agent, the Atlantic Agent, the Lyon Agent, Atlantic, Lyon or any of the Lenders as a result of the breach of any such representation, warranty or covenant.

         SECTION 12.18 NO PROCEEDINGS AGAINST ATLANTIC OR LYON. The Borrower and each Lender hereby agrees that it shall not institute against, or join any other Person in instituting against, Atlantic or Lyon any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law.

         SECTION 12.19 NO PROCEEDINGS AGAINST AESOP LEASING. The Borrower and each Lender hereby agrees that it shall not institute against, or join any other Person in instituting against, any of AESOP Leasing, AESOP Funding Corp., AESOP Funding II L.L.C., AESOP Leasing Corp. II, AESOP Leasing Corp., PV Holding Corp. or Quartx Fleet Management Inc. any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law.

                                   ARTICLE 13

                              WAIVER OF JURY TRIAL

         SECTION 13.1 WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULE), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT, ANY OF THE NOTES, THE OTHER LOAN DOCUMENTS OR THE RELATIONS AMONG THE PARTIES, AND THE BORROWER WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON THE BORROWER, AND CONSENTS THAT ALL SUCH SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED THREE (3) BUSINESS DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE UNITED STATES MAILS, POSTAGE PREPAID, BY CERTIFIED OR REGISTERED MAIL. THE BORROWER WAIVES ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

                            [Signature Pages Follow]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused it to be executed under seal by their duly authorized officers, all as of the day and year first above written.

BORROWER:                BANK ONE, TEXAS, NATIONAL ASSOCIATION, in its
                           capacity as Intermediary under the Exchange Agreement


                         By:
                             ----------------------------------------------
                             Name:
                             Title:

                         8111 Preston Road, 2nd Floor
                         Dallas, Texas 75225
                         Facsimile No.: (214) 360-3980


                                            [CORPORATE SEAL]


AGENTS:                  CREDIT LYONNAIS NEW YORK BRANCH, in its
                         capacity as Agent for Atlantic


                         By:
                             -----------------------------------------------
                             Title:

                         1301 Avenue of the Americas
                         New York, New York  10019
                         Facsimile No.:  (212) 459-3258


                         CREDIT LYONNAIS NEW YORK BRANCH, in its
                         capacity as Agent for Lyon


                         By:
                             -----------------------------------------------
                             Title:

                         1301 Avenue of the Americas
                         New York, New York  10019
                         Facsimile No.:  (212) 459-3258

                         CREDIT LYONNAIS NEW YORK BRANCH, in its
                         capacity as Agent for the Lenders


                         By:
                             -----------------------------------------------
                             Title:

                         1301 Avenue of the Americas
                         New York, New York  10019
                         Facsimile No.:  (212) 459-3258


                         ATLANTIC ASSET SECURITIZATION CORP.

                         By: Credit Lyonnais New York Branch, as Attorney-in-
                             Fact


                             By:
                                 -------------------------------------------
                                 Title:

                         1301 Avenue of the Americas
                         New York, New York  10019
                         Facsimile No.:  (212) 459-3258


                         LYON SHORT TERM FUNDING CORP.

                         By: Credit Lyonnais New York Branch,  as Attorney-in-
                              Fact

                             By:
                                 -------------------------------------------
                                 Title:

                         1301 Avenue of the Americas
                         New York, New York  10019
                         Facsimile No.:  (212) 459-3258


LENDERS:                 CREDIT LYONNAIS NEW YORK BRANCH


                         By:
                             -----------------------------------------------
                             Title:

                         1301 Avenue of the Americas
                         New York, New York  10019
                         Facsimile No.:  (212) 459-3258



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